UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES
ACT OF 1933
Montana Acquisition Corporation (Name of small business issuer in its charter)

Delaware  		     6770              14-182-4753
(State or Jurisdiction (Primary Standard (I.R.S.
of Incorporation or    Industrial  	     Employer
Organization)          Classification    Identi-
			     Code Number)      fication
						     No.)

Montana Acquisition Corporation, 241 Morner Road,
Rensselaer, New York  12144, (518) 462-7879
(Address and telephone number of principal executive offices)

Montana Acquisition Corporation, 241 Morner Road,
Rensselaer, New York  12144
(Address of Principal place of business or intended principal place of business)

Whiteman Osterman & Hanna, One Commerce Plaza,
Albany, New York 12260, (518) 487-7600
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public as soon as practicable after the effective date of this Registration Statement and Prospectus.

Whiteman Osterman & Hanna
One Commerce Plaza
Albany, New York 12260
(518) 487-7600
Attn: Keith M. Goldstein, Esq.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each	Amount	Proposed	Proposed
Class of 		Being		Maximum	Maximum
Securities		Registered	Offering	Aggregate
Being					Per Share 	Offering
Registered				(1)		Price (1)

Shares of		10,000	$1.00		$10,000
Common
Stock

TOTAL			10,000      $1.00       $10,000

(1)  Estimated for purposes of computing the
registration fee pursuant to Rule 457.

Cross Reference Sheet Showing the
Location In Prospectus of Information
Required by Items of Form SB-2

Part I.	Information Required	Item No.
		in Prospectus		Location or
            Required Item           Caption

1.		Front of Registration	Front of
		Statement and Outside	Registration
		Front Cover of 		Statement and
		Prospectus			Outside Front
						Cover of
						Prospectus

2.		Inside Front and		Inside Front
		Outside Back Cover	Cover Page
		Pages of Prospectus	of Prospectus
						and Outside
						Front Cover
						Page of
						Prospectus

3.		Summary Information 	Prospectus
		and Risk Factors		Summary;
						High Risk Factors

4.		Use of Proceeds		Use of Proceeds

5.		Determination of		Prospectus
 		Offering Price		Summary -
						Determination
						of Offering
						Price; High Risk
						Factors

6.		Dilution			Dilution

7.		Selling Security		Not Applicable
		Holders

8.		Plan of Distribution	Plan of
						Distribution

9.		Legal Proceedings		Litigation

10.		Directors, Executive	Management
		Officers, Promoters
		and Control Persons

11.		Security Ownership of	Principal
		Certain Beneficial	Stockholders
		Owners and Management	of Common Stock

12.		Description of		Description of
		Securities			Securities

13.		Interest of Named		Legal Opinions;
		Experts and Counsel	Experts

14.		Disclosure of 		Statement as to
		Commission Position	Indemnification
		on Indemnification	for Securities
						Act Liabilities

15.		Organization Within	Management,
		Last Five Years		Certain
						Transactions

16.		Description of Business	Proposed
						Business,
						Remuneration

17.		Management's Discussion	Proposed
		and Analysis or Plan of	Business, Plan
		Operation			of Operation

18.		Description of Property	Proposed Business

19.		Certain Relationships	Certain
		and Related			Transactions
		Transactions

20.		Market for Common Stock	Prospectus
		and Related Stockholder	Summary, Market
		Matters			for Registrant's
						Common Stock and
						Related
						Stockholders
						Matters; Shares
						Eligible for
						Future Sale

21.		Executive Compensation	Remuneration

22.		Financial Statements	Financial
						Statements

23.		Changes in and 		Not Applicable
		Disagreements with
		Accountants on
		Accounting and
		Financial Disclosure


PROSPECTUS

Montana Acquisition Corporation
(A Delaware Corporation)

10,000 Shares of Common Stock Offered at $1.00 per
Share

Montana Acquisition Corporation (the "Company") hereby offers (the "Offering") for sale 10,000 shares
(the "Shares") of common stock, $.001 par value per share ("Common Stock") at a purchase price of $1.00 per Share. The Shares shall be sold exclusively by the Company on a "best-efforts" basis, for a period not to exceed one hundred eighty days (180) days.
This Offering shall be conducted directly by the Company without the use of a professional underwriter or securities dealer. The Offering is being made in compliance with Rule 419 of Regulation C, pursuant to which the offering proceeds (the "Offering
Proceeds") and the securities to be issued to purchasers will be placed in an escrow account (the
"Escrow Account") until the Offering has been reconfirmed by the Company's shareholders and a Business Combination (as hereinafter defined) consummated in accordance with the provisions of such Rule. Pursuant to Rule 3a51-1(d) under the Securities Exchange Act, the securities being offered hereto constitute "penny stock," and as such, certain sales restrictions apply to these securities. (See "Risk Factors"). This Offering is being made on a best efforts basis on behalf of the Company by the Company. (See "Description of Securities"). The sole officer, director and shareholder of the Company is Leslie M. Apple.
(See "Principal Shareholder.")

                                  Maximum
            	 Underwriting   Proceeds
	    Price to Discounts and  to
          Public   Commissions    Issuer (1)

Per Share $1.00	 n/a		    $1.00
Total(2)  $1.00	 n/a		    $10,000

          ___________________

(1) Before deducting offering expenses which include: Blue Sky fees, legal fees, accounting fees, printing fees, filing fees, estimated at $8,352.64.

(2) The Shares are offered by the Company on a "best-efforts" basis.

Pursuant to the terms of an escrow agreement (the
"Escrow Agreement"), upon receipt by the Company, investors' funds will immediately be deposited in the Escrow Account which will be maintained by Whiteman Osterman & Hanna, One Commerce Plaza,
Albany, New York 12260 (the "Escrow Agent"). All investors' checks or money orders must be made payable to "Whiteman Osterman & Hanna, as Escrow
Agent for Montana Acquisition Corporation."

Upon the sale of the Shares within the Offering
Period, other terms of the Escrow Agreement which have been included therein to comply with Rule 419
(the "Rule 419 Escrow Provisions") will govern the treatment of the Shares purchased by investors and the investors' funds tendered in payment thereof.
Pursuant to the Rule 419 Escrow Provisions, the
Common Stock certificates evidencing the Shares are to be issued in the respective names of the investors and promptly deposited into the Escrow Account upon issuance. The investors' funds will remain as deposited in the Escrow Account except for up to 10% of the amount on deposit after such payments which may be released to the Company under Rule 419 (the
"Deposited Funds.")

Rule 419 permits 10% of the proceeds to be disbursed to the Company from the Rule 419 Escrow Account prior to the consummation of a Business Combination. The
Company is entitled to 10% of the Deposited Funds of this Offering, and the Company's current management
(the "Management") intends to request release of these funds from the Escrow Account. The Company will receive the remainder of the Deposited Funds in the event a Business Combination is consummated pursuant to the provisions of Rule 419.

THE COMPANY IS CONDUCTING A BLANK CHECK OFFERING
SUBJECT TO THE COMMISSION'S RULE 419 OF REGULATION
C.  IF THE ENTIRE OFFERING IS SOLD, THE TOTAL
OFFERING PROCEEDS BEFORE OFFERING EXPENSES, WILL
BE $10,000, AND THE SECURITIES PURCHASED BY
INVESTORS MUST BE DEPOSITED INTO AN ESCROW ACCOUNT
(THE "DEPOSITED FUNDS" AND "DEPOSITED SECURITIES,"
RESPECTIVELY).  WHILE HELD IN THE ESCROW ACCOUNT,
THE DEPOSITED SECURITIES MAY NOT BE TRADED OR
TRANSFERRED.  EXCEPT FOR AN AMOUNT UP TO 10% OF
THE DEPOSITED FUNDS (A MAXIMUM OF $1,000),
OTHERWISE RELEASABLE UNDER THE RULE, THE DEPOSITED
FUNDS AND THE DEPOSITED SECURITIES MAY NOT BE
RELEASED UNTIL AN ACQUISITION IS MADE WHICH MEETS
THE CRITERIA SPECIFIED IN RULE 419, AND A SUFFICIENT
NUMBER OF INVESTORS RECONFIRM THEIR INVESTMENT IN
ACCORDANCE WITH RULE 419's PROCEDURES.  PURSUANT
TO THESE PROCEDURES, A NEW PROSPECTUS, WHICH
DESCRIBES AN ACQUISITION CANDIDATE AND ITS
BUSINESS AND INCLUDES AUDITED FINANCIAL
STATEMENTS, WILL BE DELIVERED TO ALL INVESTORS.
THE COMPANY MUST RETURN THE PRO RATA PORTION OF
THE DEPOSITED FUNDS TO ANY INVESTOR WHO DOES
NOT ELECT TO REMAIN AN INVESTOR.  UNLESS A
SUFFICIENT NUMBER OF INVESTORS ELECT TO REMAIN
SO, ALL INVESTORS WILL BE ENTITLED TO THE RETURN
OF THEIR PRO RATA PORTION OF THE DEPOSITED FUNDS
AND NONE OF THE DEPOSITED SECURITIES WILL BE
ISSUED TO INVESTORS.  IN THE EVENT AN ACQUISITION
IS NOT CONSUMMATED WITHIN 18 MONTHS OF THE
EFFECTIVE DATE, THE DEPOSITED FUNDS WILL BE
RETURNED ON A PRO RATA BASIS TO ALL INVESTORS.
(SEE "INVESTORS' RIGHTS AND SUBSTANTIVE
PROTECTIONS UNDER RULE 419.")


Montana Acquisition Corporation
241 Morner Road
Rensselaer, New York 12144
(518) 462-7879

The date of this Prospectus is September 18, 2000.

THESE SECURITIES ARE HIGHLY SPECULATIVE, INVOLVE
A HIGH DEGREE OF RISK, AND SHOULD BE PURCHASED
ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR
ENTIRE INVESTMENT.  SEE "HIGH RISK FACTORS" FOR
SPECIAL RISKS CONCERNING THE COMPANY AND
"DILUTION" FOR INFORMATION CONCERNING DILUTION
OF THE BOOK VALUE OF THE INVESTORS' SHARES FROM
THE PUBLIC OFFERING PRICE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE
COMMISSION NOR HAS THE COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

THE SHARES HAVE BEEN REGISTERED IN NEW YORK, AND
MAY ONLY BE TRADED IN SUCH STATE.  PURCHASERS OF
SUCH SECURITIES EITHER IN THIS OFFERING OR IN ANY
SUBSEQUENT TRADING MARKET WHICH MAY DEVELOP
MUST BE RESIDENTS OF NEW YORK.  THE COMPANY WILL
AMEND THIS PROSPECTUS FOR THE PURPOSE OF
DISCLOSING ADDITIONAL STATES, IF ANY,  IN WHICH THE
COMPANY'S SECURITIES ARE REGISTERED.  (SEE "HIGH
RISK FACTORS -STATE LAW VIOLATIONS.")

PRIOR TO THIS OFFERING THERE HAS BEEN NO PUBLIC
MARKET FOR THE COMMON STOCK OF THE COMPANY.
THERE IS NO ASSURANCE THAT ANY TRADING MARKET IN
THESE SECURITIES WILL EVER DEVELOP.

The Company has filed with the Securities and Exchange Commission (the "Commission") a
Registration Statement (the "Registration
Statement") on Form SB-2 under the Securities
Act of 1933 with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration
Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Company will be subject to the reporting requirements of the Securities Exchange
Act of 1934 (the "Exchange Act"), but is currently not a reporting company. The Company will file periodic reports voluntarily in the event that its obligation to file such reports is suspended under
Section 15(d) of the Exchange Act. The reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission in Washington, D.C.
Copies of such material can be obtained from the Public Reference Section of the Commission,
Washington, D.C., 20549, at prescribed rates.
Descriptions contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document.

The Company intends to furnish to its stockholders, after the close of each fiscal year, an annual report relating to the operations of the Company and containing audited financial statements examined and reported upon by an independent certified public accountants. In addition, the Company may furnish to stockholders such other reports as may be authorized, from time to time, by the Board of Directors.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS
BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO
MAKE ANY REPRESENTATIONS OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR
MADE, SUCH INFORMATION OR REPRESENTATIONS MUST
NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY
THE COMPANY.  THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF
ANY OFFER TO BUY ANY SECURITIES IN ANY
JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION
WOULD BE UNLAWFUL.  THE DELIVERY OF THIS
PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES
CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN
ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE
THE DATE HEREOF; HOWEVER, ANY CHANGES THAT MAY
HAVE OCCURRED ARE NOT MATERIAL TO AN
INVESTMENT DECISION.  IN THE EVENT THERE HAS BEEN
ANY MATERIAL CHANGES IN THE AFFAIRS OF THE
COMPANY, A POST-EFFECTIVE AMENDMENT WILL BE
FILED.  THE COMPANY RESERVES THE RIGHT TO REJECT
ANY ORDER, IN WHOLE OR IN PART, FOR THE PURCHASE
OF ANY OF THE SHARES OFFERED HEREBY.

Until ninety (90) days after the date when the Deposited Funds and Deposited Securities are released from the Escrow Account, all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS

PROSPECTUS SUMMARY . . . . . . . . . . . . .1
The Company . . . . . . . . . . . . . .1
The Offering. . . . . . . . . . . . . .1
Offering in Compliance with Rule 419. .2
High Risk Factors . . . . . . . . . . .2
Determination of Offering Price . . . .2
Use of Proceeds . . . . . . . . . . . .3
SUMMARY FINANCIAL INFORMATION. . . . . . . .4
INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION
UNDER RULE 419 . . . . . . . . . . . . . . .4
Deposit of Offering Proceeds and Securities4
Prescribed Acquisition Criteria . . . .6
Post-Effective Amendment. . . . . . . .6
Reconfirmation Offering . . . . . . . .6
Release of Deposited Securities and Deposited
Funds..................................7
HIGH RISK FACTORS. . . . . . . . . . . . . .7
DILUTION . . . . . . . . . . . . . . . . . 15
USE OF PROCEEDS. . . . . . . . . . . . . . 17
CAPITALIZATION . . . . . . . . . . . . . . 19
PROPOSED BUSINESS  . . . . . . . . . . . . 19
History and Organization. . . . . . . 19
Plan of Operation . . . . . . . . . . 20
Evaluation of Business Combinations . 22
Business Combinations . . . . . . . . 23
Regulation. . . . . . . . . . . . . . 25
Employees . . . . . . . . . . . . . . 25
Facilities. . . . . . . . . . . . . . 25
MANAGEMENT . . . . . . . . . . . . . . . . 26
Biographies . . . . . . . . . . . . . 26
Other Blank Check Companies . . . . . 26
Conflicts of Interest . . . . . . . . 26
Remuneration. . . . . . . . . . . . . 27
Management Involvement. . . . . . . . 27
Management Control. . . . . . . . . . 27
STATEMENT AS TO INDEMNIFICATION  . . . . . 27
MARKET FOR THE COMPANY'S COMMON STOCK. . . 28
PRINCIPAL STOCKHOLDERS . . . . . . . . . . 29
DESCRIPTION OF SECURITIES. . . . . . . . . 30
Common Stock. . . . . . . . . . . . . 30
Future Financing. . . . . . . . . . . 30
Reports to Stockholders . . . . . . . 31
Dividends . . . . . . . . . . . . . . 31
Transfer Agent. . . . . . . . . . . . 31
PLAN OF DISTRIBUTION . . . . . . . . . . . 31
EXPIRATION DATE. . . . . . . . . . . . . . 33
LITIGATION . . . . . . . . . . . . . . . . 33
LEGAL OPINIONS . . . . . . . . . . . . . . 33
EXPERTS. . . . . . . . . . . . . . . . . . 33
FURTHER INFORMATION. . . . . . . . . . . . 33
FINANCIAL STATEMENTS . . . . . . . . . . . 34
INFORMATION NOT REQUIRED IN PROSPECTUS . . 39
EXHIBITS . . . . . . . . . . . . . . . . . 42
UNDERTAKINGS . . . . . . . . . . . . . . . 43


PROSPECTUS SUMMARY

The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by the more detailed information and financial statements (including notes thereto) appearing elsewhere in the Prospectus and in the Registration Statement. Investors should carefully consider the information set forth in this Prospectus under the heading "High Risk Factors".

The Company

Montana Acquisition Corporation (the "Company"), was organized under the laws of the State of Delaware on June 9, 2000. The Company was organized as a vehicle to acquire or merge (a "Business
Combination") with a business or company, (the
"Target Business"). Management believes that the Company's characteristics as an enterprise with liquid assets, nominal liabilities, a registered class of securities and flexibility in structuring will make the Company an attractive combination candidate. None of the Company's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions and there are no arrangements or understandings with any representative of the owners of any business regarding the possibility of an acquisition or merger transaction. The
Company does not intend to engage in the business of investing, reinvesting or trading in securities as its primary business or pursue any business which would render the Company an "investment company" pursuant to the Investment Company Act of 1940.

Since its organization, the Company's activities have been limited to the sale of founder's shares in connection with its organization and its preparation for filing a registration statement and prospectus for its initial public offering. The
Company will not engage in any substantive commercial business following the offering.
(See "Proposed Business.") The Company maintains its office at 241 Morner Road, Rensselaer, New York
12144.  The Company's phone number is
(518) 462-7879.

The Offering

Securities offered	10,000 Shares of Common
				Stock, $.001 par value,
				being offered at $1.00
				per Share.
                        (See "Description
				Securities".)

Shares of Common Stock
outstanding prior to
the offering 		25,000

Shares of Common Stock
to be outstanding after
the offering 		35,000


Offering Conducted in Compliance with Rule 419

The Company is a "blank check" company and consequently this Offering is being conducted in compliance with the Commission's Rule 419 (the
"Rule"). Investors have certain rights and will receive the substantive protection provided by the Rule. To that end, the securities purchased by investors and the funds received in the Offering will be deposited and held in the Escrow Account until an acquisition meeting specific criteria is completed (hereinafter the "Deposited Funds" and "Deposited Securities"). Before the acquisition can be completed and before the Deposited Funds and Deposited Securities can be released to the Company and the investors, respectively, the Company is required to update the Registration Statement with a post-effective amendment, and within the five days after the effective date thereof, the Company is required to furnish investors with the prospectus produced thereby containing the terms of a reconfirmation offer and information regarding the proposed acquisition candidate and its business, including audited financial statements. According to Rule 419, investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or alternately, require the return of their investment, minus certain deductions. Any investor not making any decision within said 45 day period will automatically have his investment funds returned. The rule further provides that if the Company does not complete an acquisition meeting the specified criteria within 18 months of the Effective Date, all of the Deposited Funds in the Escrow Account must be returned to investors. If the Offering period is extended to its limit
(6 months), the Company will have only 12 months in which to consummate a merger or acquisition.
(See "Investors' Rights and Substantive Protection
Under Rule 419 - Reconfirmation Offering.")

High Risk Factors

Investments in the securities of the Company are highly speculative, involve a high degree of risk, and should be purchased only by persons who can afford to lose their entire investment. See
"High Risk Factors" for special risks concerning the Company and "Dilution" for information concerning dilution of the book value of the investors shares from the public offering. (See
"High Risk Factors" and "Dilution.")

Determination of Offering Price

The offering price of $1.00 per Share for the Shares offered hereby has been arbitrarily determined by the Company. This price bears no relation to the Company's assets, book value, or any other customary investment criteria, including the Company's prior operating history.
Among factors considered by the Company in determining the offering price were estimates of the Company's business potential, the limited financial resources of the Company, the amount of equity and control desired to be retained by the present shareholders, the amount of dilution to public investors and the general condition of the securities markets. (See "Determination of
Offering Price" and "High Risk Factors.")

Use of Proceeds

If all of the Shares are sold, then of the $10,000
Offering Proceeds deposited into the Escrow Account
(the "Deposited Funds"), 10% ($1,000) may be released to the Company prior to a reconfirmation offering whereby investors reconfirm their investment in accordance with procedures proscribed by Rule 419. (See "Investors' Rights and
Substantive Protection Under Rule 419 -
Reconfirmation Offering.") The Company is entitled to such funds, and the Company's current Management intends to request release of these funds from the Escrow Account. The Company will receive the remainder of the Deposited Funds in the event a Business Combination is consummated pursuant to the provisions of Rule 419. The Deposited Funds will remain in the non-interest-bearing Escrow Account maintained by Whiteman Osterman & Hanna, to act as Escrow Agent pursuant to Rule 419 of Regulation C.
No portion of the Deposited Funds will be expended to acquire a Target Business. The Deposited Funds will be transferred to the Target Company when a Business Combination is effected. To the extent that the Common Stock is used as consideration to effect a Business Combination, the balance of the Deposited Funds expended will be used to finance the operation of the Target Business. The Company has not incurred and does not intend to incur in the future, any debt in connection with its organizational activities. Management is not aware of any circumstances under which this policy, through their own initiative, may be changed.
Accordingly, no portion of the proceeds are being used to repay debt. Management is not aware of any circumstances under which such policy through their own initiative may be changed. Since the role of present management after a Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to such persons after such Business Combination.
(See "Use of Proceeds.")

SUMMARY FINANCIAL INFORMATION


The following is a summary of the Company's consolidated financial information and is qualified in its entirety by the audited financial statements appearing herein. As the Company was incorporated on June 9, 2000 and the date of this Prospectus is September 18, 2000, the Company's consolidated financial information is limited to its balance sheet as of its date of incorporation.

Statement of Operations Data:
Net Revenues. . . . . . . . . . $ -0-
Net Loss. . . . . . . . . . . . $ -0-
Net Loss Per Share. . . . . . . $ -0-
Shares Outstanding. . . . . . . . 25,000


			    As of	 Pro-Forma
			    July 18, After
			    2000	 Offering(1)

Balance Sheet Data:
Working Capital	    $2,064   $12,064
Total Assets          $2,500   $12,500
Long Term Debt 	    $   -0-  $    -0-
Total Liabilities	    $   -0-  $    -0-
Shareholders' Deficit $   -0-  $    -0-

          ______________________

(1) If all of the Shares are sold $9,000 of this amount will be restricted pursuant to Rule 419.
Upon the sale of all the Shares in this Offering, the Company will receive Deposited Funds of approximately $10,000, all of which must be deposited in the Escrow Account. $1,000 may be used by the Company as capital in order to seek a Business Combination. The Company's Management intends to request release of these funds from escrow.

INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION
UNDER RULE 419

Deposit of Offering Proceeds and Securities

Rule 419 requires that Offering Proceeds after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by investors in this Offering, be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited
Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the Company and to the investors, respectively, only after the Company has met the following three basic conditions. First, the Company must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, the Company must file a post-effective amendment to the Registration
Statement which includes the terms of a
reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. Third, the Company must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors. After the Company submits a signed representation to the Escrow Agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the Escrow Agent can release the Deposited Funds and Deposited Securities.

Accordingly, the Company has entered into an Escrow Agreement with Whiteman Osterman & Hanna which provides that:

(1) The proceeds are to be deposited into the Escrow Account maintained by the Escrow Agent promptly upon receipt. Rule 419 permits 10% of the Deposited Funds to be released to the Company prior to the reconfirmation offering. The Deposited
Funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

(2) All securities issued in connection with the Offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the Escrow Account promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the Deposited Securities.
The Deposited Securities held in the Escrow Account are to remain as issued, and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the Deposited
Securities held in their names.  The Deposited
Securities held in the Escrow Account may not be transferred, disposed of nor any interest created therein other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal
Revenue Code of 1986, as amended, or Table 1 of the Employee Retirement Income Security Act.

(3) Warrants, convertible securities or other derivative securities, if any, relating to Deposited Securities held in the Escrow
Account may be exercised or converted in accordance with their terms; provided that, however, the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the Escrow Account.

Prescribed Acquisition Criteria

Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, the Company must first execute an agreement to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement(s) must provide for the acquisition(s) of a business(es) or assets for which the fair value of the business represents at least 80% of the maximum Offering Proceeds.
The Agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum Offering Proceeds must elect to reconfirm their investment. For purposes of the Offering, the fair value of the business(es) or assets to be acquired must be at least $8,000 (80% of $10,000).

Post-Effective Amendment

Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has been executed, Rule 419 requires the Company to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate(s) and its business(es), including audited financial statements, the results of this offering and the use of the funds disbursed from the Escrow Account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

Reconfirmation Offering

The reconfirmation offer must commence after the effective date of the post-effective amendment.
Pursuant to Rule 419, the terms of the
reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Escrow Account within 5 business days after the effective date of the post-effective amendment.

(2) Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor.

(3)  If the Company does not receive written
notification from any investor within 45 business days following the Effective Date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the Escrow Account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

(4) The acquisition(s) will be consummated only if investors representing 80% of the maximum Offering
Proceeds ($8,000) elect to reconfirm their investment.

(5) If a consummated acquisition (s) has not occurred by (18 months from the date of this prospectus), the Deposited Funds held in the Escrow Account shall be returned to all investors on a pro rata basis within 5 business days by first class mail or other equally prompt means.

Release of Deposited Securities and Deposited Funds

The Deposited Funds and Deposited Securities may be released to the Company and the investors, respectively, after:

(1)  The Escrow Agent has received a signed
representation from the Company and any other evidence acceptable by the Escrow Agent that:

(a) The Company has executed an agreement for the acquisition(s) of a Target Business(es) for which the fair market value of the business represents at least 80% of the maximum Offering proceeds and has filed the required post-effective amendment;

(b)  The post-effective amendment has been
declared effective, that the mandated
reconfirmation offer having the conditions prescribed by Rule 419 has been completed and that the Company has satisfied all of the prescribed conditions of the reconfirmation offer.

(2) The acquisition(s) of the business(es) with the fair value of at least 80% of the maximum proceeds.

HIGH RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY
SPECULATIVE IN NATURE AND INVOLVE AN EXTREMELY
HIGH DEGREE OF RISK AND SHOULD BE PURCHASED
ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR
ENTIRE INVESTMENT.  SEE "DILUTION" FOR INFORMATION
CONCERNING DILUTION OF THE BOOK VALUE OF THE
INVESTORS' SHARES FROM THE PUBLIC OFFERING.

1.   Anticipated Change in Control and Management.
If the initial public offering is completely sold, Management and the sole officer and director will own approximately ninety (90%) percent of the Common
Stock of the Company. Therefore, Management and the sole officer and director would continue to control the Company and be able to elect all the directors to the board. Upon the successful completion of a Business Combination, the Company anticipates that it will have to issue to the Target Company authorized but unissued Common
Stock in the Company which when issued will comprise a majority of the then issued and outstanding shares of Common Stock of the Company. Therefore, the Company anticipates that upon the consummation of a Business Combination there will be a change of control in the Company which will most likely result in the resignation or removal of the Company's present officer and director. If there is a change in management, no assurance can be given as to the experience or qualification of such persons either in the operation of the Company's activities or in the operation of the business, assets or property being acquired. (See "Proposed
Business.")

2. New Business Development Stage. The Company was incorporated in the State of Delaware on June
9, 2000 and has had no operations to date.  The
Company was formed to serve as a vehicle to effect a Business Combination. There is no assurance the Company's intended acquisition or merger activities will be successful or result in revenue or profit to the Company. Since the Company has not yet attempted to seek a Business
Combination, and due to the Company's lack of experience, there is only a limited basis upon which to evaluate the Company's prospectus for achieving its intended business objectives. The
Company faces all risks which are associated with any new business. Any investment in this Company should be considered an extremely high risk investment. As of the date of this Prospectus, the Company has not entered into or negotiated any arrangements for a Business Combination with a Target Business. (See "Proposed Business.")

3. Use of Proceeds. 90% of the net proceeds of this Offering (the "Net Proceeds"), pursuant to
Rule 419, must be held in escrow pending the consummation of a Business Combination which transaction must occur within eighteen (18) months of the Effective Date herein. The funds from this Offering may not be sufficient in order for the Company to find a Business Combination. Rule 419 permits 10% of the Net Proceeds to be disbursed to the Company from the Rule 419 Escrow Account prior to the consummation of a Business Combination. The
Company intends to request release of this money.
If the Company does not request release of these funds, the Company will receive these funds in the event a business combination is consummated in accordance with Rule 419. (See "Use of Proceeds",
"Business" and "Investors' Rights and Substantive
Protection under Rule 419.")

4.   No Access to Investors' Funds While Held In
Escrow. The Company is offering for sale 10,000 shares, at $1.00 per Share. The maximum offering period is 180 days. There is no commitment by any other person to purchase all or any portion of the Shares offered hereby. Investors have no right to the return or the use of their funds and cannot earn interest thereon until conclusion of the Offering. Moreover, the investors' funds (reduced to reflect payments for expense amounts, if any, otherwise released as permitted by Rule 419) may remain in the Escrow Account, which is non-interest bearing, and the investors will have no right to the return of or the use of their funds for a period of 18 months from the Effective Date.

Investors will be offered return of their pro rata portion of the funds held in escrow only in connection with the reconfirmation offering required to be conducted upon execution of an agreement to acquire a target business which represents 80% of the maximum Offering proceeds. If the Company is unable to locate a Target Business meeting the above acquisition criteria, investors will have to wait 18 months from the Effective Date before a pro rata portion of their funds is returned without interest thereon.

5.   Failure of Sufficient Number of Investors to
Reconfirm Investment. A Business Combination with a Target Business cannot be consummated unless, in connection with the reconfirmation offering required by Rule 419, the Company can successfully convince a sufficient number of investors representing 80% of the maximum Offering Proceeds to elect to reconfirm their investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be consummated. In such event, none of the Deposited Securities held in escrow will be issued and the Deposited Funds will be returned to investors on a pro rata basis.

6.   Extremely Limited Capitalization.  As of
July 18, 2000, the Company had assets of $2,064
and no liabilities. There was cash of $2,064 available in the Company's treasury as of July 18, 2000. Upon the sale of all the Shares in this Offering, the Company will receive Net Proceeds of approximately $10,000, all of which must be deposited in the Escrow Account. Of the Offering
Proceeds, $1,000 may be used by the Company as capital in order to seek a Business Combination.
The Company's Management intends to request release of these funds from escrow. If the Company does not request release of these funds, the Company will receive the funds in the event a Business
Combination is consummated in accordance with Rule
419. The costs of conducting the Company's business activities will be paid by the money in the Company's treasury. Assuming suitable prospects are identified, if ever, the Company may be unable to complete an acquisition or merger due to a lack of sufficient funds. Therefore, the Company may require additional financing in the future in order to consummate a Business Combination. Such financing may consist of the issuance of debt or equity securities. The Company cannot give any assurances that such funds will be available, if needed, or whether they will be available on terms acceptable to the Company. It is unlikely that the Company will need additional funds, but it may occur if a Target Company insists the Company obtain additional capital. Such financing will not occur without shareholder approval. If the Company does not consummate an acquisition or purchase within 18 months of the Effective Date, the Company must return all the funds, minus certain deductions, back to the investors. (See
"Use of Proceeds," "Proposed Business," and
"Investors' Rights and Substantive Protection
Under Rule 419.")

7.   No Transfer of Escrowed Securities.  No
transfer or other disposition of the Deposited
Securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 7 of the Employee Retirement Income
Security Act, or the rules thereunder. Pursuant to Rule 15g-8, it is unlawful for any person to sell or offer to sell the securities (or any interest in or related to the securities) held in the Rule 419 Escrow Account other than pursuant to a qualified domestic relations order (i.e., divorce proceedings). Therefore, any and all contracts for sale to be satisfied by delivery of the Deposited Securities (e.g. contracts for sale on a when as, and if issued basis) and sales of derivative securities to be settled by delivery of the securities are prohibited.
It is further prohibited to sell any interest in the Deposited Securities (or any derivative securities) whether or not physical delivery is required. (See "Investors' Rights and Substantive
Protection Under Rule 419.")

8. No Assurances of a Public Market. Pursuant to Rule 419, all securities purchased in an offering by a blank check company, as well as securities issued in connection with an offering to underwriters, promoters or others as compensation or otherwise, must be placed in the Rule 419 Escrow
Account. These securities will not be released from escrow until the consummation of a merger or acquisition as provided for in Rule 419. There is no present market for the Common Stock of the Company and there is no likelihood of any active and liquid public trading market developing following the release of securities from the Rule
419 account. Thus, shareholders may find it difficult to sell their shares. To date, neither the Company nor anyone acting on its behalf has taken any affirmative steps to request or encourage any broker dealer to act as a market maker for the Company's Common Stock. Further, there have been no discussions or understandings, preliminary or otherwise, between the Company or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for the Company's
Common Stock. Present management of the Company has no intention of seeking a market maker for the Company's Common Stock at any time prior to the reconfirmation offer to be conducted prior to the consummation of a Business Combination. The officer of the Company after the consummation of a Business Combination may employ consultants or advisors to obtain such market makers.
Management expects that discussions in this area will ultimately be initiated by the management of the Company in control of the entity after a Business Combination is reconfirmed by the stockholders. There is no likelihood of any active and liquid trading market for the Company's
Common Stock developing.  (See "Market for the
Company's Common Stock" and "Investors' Rights and
Substantive Protection Under Rule 419.")

9.   Unspecified Industry and Acquired Business;
Unascertained Risks. To date, the Company has not selected any particular industry in which to concentrate its Business Combination efforts. In relation to its competitors, the Company is and will continue to be an insignificant participant in the business of seeking Business Combinations. A large number of established and well-financed entities, including venture capital firms, have recently increased their merger and acquisition activities.
Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a proposed merger or acquisition. Also, the Company will be competing with a large number of other small, blank check companies. (See "Conflicts of Interest - Management's Fiduciary Duty" and
"Business.")

10. Conflicts of Interest. The Company's sole director and officer is or may become, in his individual capacity, officer, director, controlling shareholder and/or partner in other entities engaged in a variety of businesses. The Company's sole officer and director is engaged in business activities outside of the Company, and will only devote time and efforts in connection with the Company's business and operations on part time basis. There exists potential conflicts of interest including, among other things, time, effort and Business Combinations with such other business entities. Conflicts with other blank check companies with which members of Management may become affiliated in the future may arise in the pursuit of Business Combinations. To aid the resolution of such conflicts, the Company will adopt a procedure whereby a special meeting of the Company's shareholders will be called to vote upon a Business Combination with an affiliated entity, and shareholders who also hold securities of such affiliated entity will be required to vote their shares of the Company's stock in the same proportion as the Company's publicly held shares are voted. Such procedure shall be in the form of an oral agreement between Management and the Company. The Company's officer and director is not currently involved in other blank check companies. The Company's officer and director may be involved as officers and directors of other blank check companies in the future. A potential conflict of interest may result if and when any officer of the Company becomes an officer or director of another company, especially another blank check company. There is presently no requirement contained in the Company's Articles of Incorporation, Bylaws or minutes which requires the Company's officers and directors to disclose to the Company Target Businesses which come to their attention. The officers and directors do, however, have a fiduciary duty of loyalty to the Company to disclose to the Company any Target Businesses which come to their attention in their capacity as an officer and/or director of the Company or otherwise.
Included in this duty would be Target Businesses which the person learns about through his involvement as an officer and director of another
Company. The Company will not purchase the assets of any Company which is beneficially owned by any officer, director, promoter or affiliate or associate of this Company. Management plans on examining a Target Business's financial statements (including balance sheets, statements of cash flow, stockholders' equity, etc.) its assets and liabilities and its projections for future growth.
This information will also be considered by the shareholders who, based on this information, will determine, as part of the Rule 419 reconfirmation offering, whether a merger with such a Target
Business is "beneficial" to the Company. (See
"Management.")

11.  Potential Related Party Business Combination.
The Company may acquire a business in which the Company's promoters, Management or their affiliates own a beneficial interest. In such event, such transaction may be considered a related party transaction not at arms-length. No related party transaction is presently contemplated. If in the event a related party transaction is contemplated sometime in the future, the Company intends to seek shareholder approval through a vote of shareholders.
However, shareholders objecting to any such related party transaction will be able only to request the return of the pro-rata portion of their invested funds held in escrow in connection with the reconfirmation offering to be conducted in accordance with Rule 419 upon execution of the acquisition agreement.

12.  Possible Disadvantages of Blank Check Offering.
The Company's business may involve the acquisition of or merger with a company which does not need substantial additional capital but which desires to establish a public trading market for its shares.
A company which seeks the Company's participation in attempting to consolidate its operations through a merger, reorganization, asset acquisition, or some other form of combination may desire to do so to avoid what they may deem to be adverse consequences of themselves undertaking a public offering. Factors considered may include time delays, significant expense, loss of voting control and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors. In making an investment in the Company, investors should recognize that they may be doing so under terms which may ultimately be less favorable than making an investment directly in a company with a specific business. Investors herein may not be afforded an opportunity to specifically approve or consent to any particular stock buy-out transaction. (See "Proposed Business.")

13.  Lack of Market Research or Identification of
Acquisition or Merger Candidate. The Company has neither conducted nor have others made available to it results of market research concerning the feasibility of a Business Combination with a Target Business. Therefore, Management has no assurances that market demand exists for an acquisition or merger as contemplated by the Company. Management has not selected any particular industry or specific business within an industry for evaluation by the Company. There is no assurance the Company will be able to form a Business Combination with a Target Business on terms favorable to the Company. (See "Proposed
Business.")

14. Success Dependent on Management. The Company's sole officer and director has only limited experience in the business activities in which the Company intends to engage. Management believes it has sufficient experience to implement the Company's plan, although there is no assurance that additional managerial assistance will not be required. Success of the Company depends on the active participation of its officer. The officer has not entered into an employment agreement with the Company and they are not expected to do so in the foreseeable future.
The Company has not obtained key man life insurance on its sole officer and director. (See "Proposed
Business," "Management", "Use Of Proceeds," and
"Prior Blank Check Offerings").

15.  No Current Contemplated Business Combinations.
As of the date of this Prospectus, there are no present arrangements or understandings with any representatives of the owners of any business
(Target Business) regarding the possibility of a Business Combination.

16. Lack of Diversification. In the event the Company is successful in identifying and evaluating a suitable Business Combination, the Company will in all likelihood, be required to issue its Common Stock in an acquisition or merger transaction. Inasmuch as the Company's capitalization is limited and the issuance of additional Common Stock will result in a dilution of interest for present and prospective shareholders, it is unlikely the Company will be capable of negotiating more than one acquisition or merger. Consequently, the
Company's lack of diversification may subject the Company to economic fluctuation within a particular industry in which a Target Company conducts business. (See "Proposed Business.")

17. Regulation. Although the Company will be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934,
Management believes the Company will not be subject to regulation under the Investment Company Act of 1940. The regulatory scope of the Investment
Company Act of 1940, as amended (the "Investment
Company Act"), was enacted principally for the purpose of regulatory vehicles for pooled investments in securities, extends generally to Companies primarily in the business of investing, reinvesting, owning, holding or trading securities.
The Investment Company Act may, however, also be deemed to be applicable to a Company which does not intend to be characterized as an Investment Company but which, nevertheless, engages in activities which may be deemed to be within the definition of the scope of certain provisions of the Investment Company Act. The Company believes that its principal activities will not subject it to regulation under the Investment Company Act.
Nevertheless, there can be no assurances that the Company will not be deemed to be an Investment
Company. The Net Proceeds may be invested primarily in certificates of deposit, interest bearing savings accounts or government securities. In the event the Company is deemed to be an Investment Company, the Company may be subject to certain restrictions relating to the Company's activities, including restrictions on the nature of its investments and the issuance of securities. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940.

18. Taxation. In the course of any acquisition or merger the Company may undertake, a substantial amount of attention will be focused upon federal and state tax consequences to both the Company and the "target" company. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between business entities will generally result in tax-free treatment to the parties to the reorganization.
While the Company expects to undertake any merger or acquisition so as to minimize federal and state tax consequences to both the Company and the "target" company, there is no assurance that such Business Combination will meet the statutory requirements of a reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have a substantial adverse effect on the Company. (See
"Business-Regulation and Taxation.")

19. No Dividends. The Company was only recently organized, has no earnings, and has paid no dividends to date. Since the Company was formed as a blank check company with its only intended business being the search for an appropriate
Business Combination, the Company does not anticipate having any earnings until such time that a Business Combination is effected. However, there are no assurances that upon the consummation of a Business Combination, the Company will have earnings or issue dividends. Therefore, it is not expected that cash dividends will be paid, if at all, to stockholders until after a Business Combination is effected. (See "Dividends.")

20.  Arbitrary Determination of Offering Price.
The initial offering price of $1.00 per Share has been arbitrarily determined by the Company, and bears no relationship whatsoever to the Company's assets, earnings, book value or any other objective standard of value. Among the factors considered by the Company were the lack of operating history of the Company, the Net Proceeds to be raised by the Offering, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders, the relative requirements of the Company, and the current market conditions in the over-the-counter market.

21.  Control by Present Management and Shareholders.
Investors should note that the present shareholder of the Company will own a minimum of 71% of the Company after the Offering is completed and would therefore have continuing control of the Company.
Assuming the sale of all the Shares offered, the Shares of Common Stock purchased by the public will represent approximately 29% of the Company's outstanding Common Stock after the completion of this Offering. Therefore, the present stockholder of the Company and Management, will own a minimum of 71% interest in the Company and will continue to be able to elect all of the Company's directors, appoint its officers, and control the Company's affairs and operations. The Company's Certificate of Incorporation does not provide for cumulative voting. There are no arrangements, agreements or understandings between non-Management shareholders and Management under which non-Management shareholders may directly or indirectly participate in or influence the Management of the Company's affairs or to exercise their voting rights to continue to elect the current directors.
Non-Management shareholders will exercise their voting rights to continue to elect the current directors to the Company's board. (See "Principal
Stockholders", "Dilution" and "Description of
Securities").

22.  Immediate Substantial Dilution.  As of July 18,
2000, the net tangible book value of the Company's
Common Stock was approximately $0.08 per share, substantially less than the $1.00 per share to be paid by the public investors. In the event all the Shares are sold, public investors will sustain an immediate dilution of approximately $0.66 per share in the book value of public investors' holdings.
(See "Dilution.")

23. Purchase of Shares. The Company's officer, director, current shareholder and any of their affiliates or associates may purchase shares offered in this Offering. Shares purchased by the Company's officer, director and principal shareholder will be acquired for investment purposes and not with a view towards distribution.

24. State Law Violations. The Company will use its best efforts to ensure that sales of Shares will only occur in those states in which such sales would not be a violation of any of said states laws. The Company will notify the Transfer
Agent to aid in such compliance. The Company's securities may be sold in New York only, and may be resold by investors in New York.

25.  Business Combination Through A Leveraged
Transaction. The Company is not prohibited from consummating a Business Combination through a leveraged transaction. However, investors should be aware that such a transaction could result in the Company's assets being mortgaged and possibly foreclosed. The use of leverage to consummate a Business Combination may reduce the ability of the Company to incur additional debt, make other acquisitions or declare dividends. Such leverage may also subject the Company's operations to strict financial controls and significant interest expense.

26.  Penny Stock Regulation.  Broker-dealer
practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange
Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's Common Stock becomes subject to the Penny
Stock rules, investors in this Offering may find it more difficult to sell their shares.

DILUTION

The net tangible book value of the Company as of
July 18, 2000 was $0.08 per share.  Net tangible
book value is the net tangible assets of the
Company (generally, total assets less total
liabilities) (See "Financial Statements.") The
public offering price per share is $1.00.   The
pro forma net tangible book value per share after the Offering will be $0.34. The shares purchased by investors in this Offering will be diluted
$0.66.  As of July 18, 2000, there were 25,000
shares of the Company's Common Stock outstanding
(See "Certain Transactions"). Dilution represents the difference between the public offering price and the pro forma net tangible book value per share immediately after the completion of the public offering. The following table illustrates this per share dilution to be experienced by investors in the Offering:

Public offering price per share	$ 1.00
Net tangible book value per share
before Offering           		$ 0.08
Pro forma net tangible book value
per share after Offering		$ 0.34
Increase per share attributable
to shares offered hereby    		$ 0.26
Dilution to public investors        $ 0.66


# Shares	Money Received	Net Tangible
Before	for Shares 		Book Value
Offering	Before Offering	Per Share
					Before Offering

25,000	$2,500		$0.08

Total #	Total Amount	Pro Forma Net
of Shares 	of Money 		Tangible Book
After 	Received For	Value Per Share
Offering	Shares		After Offering

35,000	$10,000		$0.34

Pro Forma	Net Tangible	Increase Per
Net 		Book Value Per	Share Attributed
Tangible	Share Before	To Shares
Book Value	Offering		Offered Hereby
Per Share
After
Offering

$0.34		$0.08			$0.26

Public	Pro Forma Net	Dilution to
Offering	Tangible Book	Public Investors
Price Per	Value Per Share
Share		After Offering

$1.00		$0.34			$0.66

As of the date of this Prospectus, the following table sets forth the percentage of equity to be purchased by public investors in this Offering compared to the percentage of equity to be owned by the present stockholder, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stockholder of the Company. (See
"Certain Transactions" and "Financial
Statements.")

Stockholders  Shares     Approx.  Total   Approx.
		  Purchased	 % Total  Consid- % Total
		             Shares   eration Consid-
				 Out-             eration
				 standing

New		  10,000	 29  	    $10,000 80%
Investors

Existing	  25,000     71       $2,500  20%
Stockholder

USE OF PROCEEDS

The gross proceeds of this Offering will be $10,000, if all of the Shares are sold. Pursuant to Rule 419 under the Securities Act, after all of the Shares are sold, 10% of the Deposited Funds ($1,000) may be released from escrow to the Company. The Company intends to request release of this 10%. In the event that the Company does not request release of these funds, the Company will receive these funds in the event a Business Combination is consummated in accordance with Rule 419. Upon the consummation of a Business Combination and the reconfirmation thereof, which reconfirmation offering must precede such consummation, pursuant to Rule 419, $9,000
(plus any dividends received, but less any portion disbursed to the Company pursuant to Rule
419(b)(2)(C)(vi) and any amount returned to investors who did not reconfirm their investment pursuant to Rule 419) will be released to the Company.

			   Approximate	Percentage
			   Amount	      Total

Escrowed funds	   $9,000		90%
pending Business
Combination (1)(2)

(1) Does not include the estimated $8,352.64 of Offering expenses.

(2) The Company expects to request release of 10% of the Deposited Funds ($1,000) pursuant to Rule
419. While the Company presently anticipates that it will be able to locate and consummate a Business
Combination, which adheres to the criteria discussed under "Investors' Rights and Substantive
Protection Under Rule 419", if the Company determines that a Business Combination requires additional funds, it may seek such additional financing through loans, issuance of additional securities or through other financing arrangements.
No such financial arrangements presently exist, and no assurances can be given that such additional financing will be available or, if available, whether such additional financing will be on terms acceptable to the Company. Persons purchasing
Shares in this Offering will not, unless required by law, participate in the determination of whether to obtain additional financing or as to the terms of such financing. Because of the Company's limited resources, it is likely that the Company will become involved in only one Business
Combination.

The Company does not intend to advertise or promote the Company. Instead, the Company's
Management will actively search for potential
Target Businesses. In the event Management decides to advertise (in the form of an ad in a legal publication) to attract a Target Business, the cost of such advertising will be assumed by Management.

Upon the consummation of a Business Combination, the Company anticipates that there will be a change in the Company's Management, which management may decide to change the policies as to the use of proceeds as stated herein. The Company's present
Management anticipates that the Deposited Funds will be used by the post-merger management at its sole discretion. No compensation will be paid or due or owing to any officer or director until after a Business Combination is consummated. Such policy is based upon a written agreement among Management.
Management is unaware of any circumstances under which such policy through their own initiative may be changed. The Company is not presently considering any outside individual for a consulting position;
however, the Company cannot rule out the need for outside consultants in the future. No decisions have been made as to payment of these consultants.

Present Management of the Company will not make any loans of the $1,000 available from the Deposited
Funds of this offering, nor will present Management borrow funds and use either the Company's working capital or Deposited Funds as security for such.
This policy is based upon an oral agreement among Management. Management is unaware of any circumstances under which such policy through their own initiative may be changed. Once the deposited Funds are released from escrow the then existing Management may loan the proceeds or borrow funds and use the proceeds as security for such loan, on terms it deems appropriate.

The proceeds received in this Offering will be put into the Escrow Account pending consummation of a Business Combination and reconfirmation by investors. Such Deposited Funds will be in an interest bearing account by Whiteman Osterman
& Hanna.

CAPITALIZATION

The following table sets forth the capitalization of the Company as of July 18, 2000, and as adjusted to give effect to the sale of all of the Shares offered by the Company.

				Actual	Pro-Forma
						As Adjusted

Long-term debt(1)		$0		$0

Stockholders' equity:	$.08		$.34
Common stock, $.001
par value; authorized
50,000 shares, issued
and outstanding 25,000
shares and 35,000
shares, pro-forma as
adjusted

Additional paid-in
capital			$0		$10,000

Deficit accumulated	$0		$0
during the
development period

Stockholders' deficit,	$0		$0
net

Total capitalization	$2,500	$12,500

(1) For the terms of the Company's long-term debt, see "Certain Transactions," and "Description of Securities."

PROPOSED BUSINESS

History and Organization

The Company was organized under the laws of the State of Delaware on June 9, 2000. Since inception, the primary activity of the Company has been directed to organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a Business
Combination. The Company has not engaged in any preliminary efforts intended to identify possible
Business Combination and has neither conducted negotiations concerning, nor entered into a letter of intent concerning any such Target Business.

The Company's initial public offering will comprise 10,000 shares of Common Stock at a purchase price of $1.00 per share.

The Company is filing this registration statement in order to effect a public offering for its securities. (See "Description of Securities.")

Plan of Operation

The Company was organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engaging in Business Combinations presented to it by persons or firms who or which desire to employ the Company's funds in their business or to seek the perceived advantages of publicly-held corporation. The
Company's principal business objective will be to seek long-term growth potential in a Business
Combination venture rather than to seek immediate, short-term earnings. The Company will not restrict its search to any specific business, industry or geographical location, and the Company may engage in a Business Combination.

The Company does not currently engage in any business activities which provide any cash flow.
The costs of identifying, investigating, and analyzing Business Combinations will be paid with money in the Company's treasury. Persons purchasing shares in this Offering and other shareholders will most likely not have the opportunity to participate in any of these decisions. The Company's proposed business is sometimes referred to as a "blank check" company because investors will entrust their investment monies to the Company's Management before they have a chance to analyze any ultimate use to which their money may be put. Although substantially all of the Deposited Funds of this offering are intended to be utilized generally to effect a Business Combination, such proceeds are not otherwise being designated for any specific purposes. Pursuant to Rule 419, prospective investors who invest in the Company will have an opportunity to evaluate the specific merits or risks of only the Business Combination management decides to enter into. Cost overruns will be borne equally by all current shareholders of the Company.

The Company may seek a Business Combination in the form of firms which have recently commenced operations, are developing companies in need of additional funds for expansion into new products or markets, are seeking to develop a new product or service, or are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital.
A Business Combination may involve the acquisition of, or merger with, a Company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various
Federal and State securities laws.

The Company will not acquire a Target Business unless the fair value of the Target Business represents 80% of the maximum Offering Proceeds
(the "Fair Market Value Test.") To determine the fair market value of a Target Business, the Company's Management will examine the audited financial statements (including balance sheets and statements of cash flow and stockholders' equity) of any candidate, focusing attention on a potential Target Business's assets, liabilities, sales and net worth. In addition, management of the Company will participate in a personal inspection of any potential Target Business. If the Company determines that the financial statements of a proposed Target Business does not clearly indicate that the Fair Market Value Test has been satisfied, the Company will obtain an opinion from an investment banking firm (which is a member of National Association of Securities Dealers, Inc.,
(the "NASD") with respect to the satisfaction of such criteria. (See "Investors' Rights and Substantive Protection Under Rule 419.")

Based upon Management's experience with and knowledge of blank check companies, the probable desire on the part of the owners of target businesses to assume voting control over the Company (to avoid tax consequences or to have complete authority to manage the business) will almost assure that the Company will combine with just one target business. Management also anticipates that upon consummation of a Business
Combination, there will be a change in
control in the Company which will most likely result in the resignation or removal of the Company's present officer and director.
The Company's officer and director has had no preliminary contact or discussions with any representative of any other entity regarding a business Combination. Accordingly, any Target
Business that is selected may be a financially unstable Company or an entity in its early stage of development or growth (including entities without established records of sales or earnings), the Company will become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, the Company may affect a Business Combination with an entity in an industry characterized by a high level of risk, and although Management will endeavor to evaluate the risks inherent in a particular industry or Target Business, there can be no assurance that the Company will properly ascertain or assess all significant risks. (See "High Risk Factors.")

Management anticipates that it may be able to effect only one potential Business Combination, due primarily to the Company's limited financing, and the dilution of interest for present and prospective shareholders of the Company, which is likely to occur as a result of Management's plan to offer a controlling interest on the Company to a Target Business in order to achieve a tax free reorganization. This lack of diversification should be considered a substantial risk in investing in the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a Business Combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous firms seeking even the limited additional capital which the Company will have and/or the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders, and other factors. Potentially available Business Combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Evaluation of Business Combinations

The analysis of Business Combinations will be undertaken by or under the supervision of the officer and director of the Company, who is not a professional business analyst.
(See "Management.") Management intends to concentrate on identifying preliminary prospective Business Combinations which may be brought to its attention through present associations. In analyzing prospective
Business Combinations, Management will consider such matters as the available technical, financial, and managerial resources; working capital and other financial requirements;
history of operation, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management;
the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company;
the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance or products, services, or trades; name identification; and other relevant factors. The officer and director of the Company will meet personally with management and key personnel of the firm sponsoring the business opportunity as part of their investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors.

Since the Company will be subject to Section 13 or 15 (d) of the Securities Exchange Act of 1934, it will be required to furnish certain information about significant acquisitions, including audited financial statements for the Company(s) acquired, covering one, two or three years depending upon the relative size of the acquisition.
Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event the Company's obligation to file periodic reports is suspended under Section 15(d), the Company intends on voluntarily filing such reports.

It may be anticipated that any Business Combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and investors herein must, therefore, depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to the Company, it may be anticipated that the promoters thereof have been unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activity prior to the Company's merger or acquisition, and there is a risk, even after the consummation of such Business Combinations and the related expenditure of the Company's funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. Many of the Combinations may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by the Company and, therefore, its shareholders.

Business Combinations

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also purchase stock or assets of an existing business.

Investors should note that any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then-shareholders, including purchasers in this Offering. On the consummation of a Business Combination, the Target
Business will have significantly more assets than the Company; therefore, management plans to offer a controlling interest in the Company to the Target
Business. While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1986, as amended
(the "Code"). In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, the shareholders of the Company, including investors in this Offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders.
Management of the Company may choose to avail the Company of these provisions. In addition, a majority of all of the Company's directors and officers may, as part of the terms of the acquisition transaction, resign as directors and officers. (See "High Risk Factors" and
"Dilution.")

Management will not actively negotiate or otherwise consent to the purchase of any portion of their Common Stock as a condition to or in connection with a proposed Business Combination unless such a purchase is requested by a Target Company as a condition to a merger or acquisition. The officer and director of the Company has agreed to comply with this provision which is based on a written agreement among Management.
Management is unaware of any circumstances under which such policy through their own initiative may be changed. (See "Management").

It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, the Company may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's
Common Stock may have a depressive
effect on such market.

As a part of the Company's investigation, the Company's officer and director will meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of the Company's limited financial resources and Management expertise.

The manner of the Business Combination will depend on the nature of the Target Business, the respective needs and desires of the Company and other parties, the management of the Target
Business opportunity, and the relative
negotiating strength of the Company and
such other management.

If at any time prior to the completion of this Offering the Company enters negotiations with a possible merger candidate and such a transaction becomes probable, then this Offering will be suspended so that an amendment can be filed which will include financial statements (including balance sheets and statements of cash flow and stockholders' equity) of the proposed target.

The Company will not purchase the assets of any company which is beneficially owned by any officer, director, promoter or affiliate or associate of the Company. Furthermore, the Company intends to adopt a procedure whereby a special meeting of the Company's shareholders will be called to vote upon a Business Combination with an affiliated entity, and shareholders who also hold securities of such affiliated entity will be required to vote their shares of the Company's stock in the same proportion as the Company's publicly held shares are voted. The Company's officer and director has not approached and has not been approached by any person or entity with regard to any proposed business ventures with respect to the Company. The Company will evaluate all possible Business Combinations brought to it.
If at any time a Business Combination is brought to the Company by any of the Company's promoters, Management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment, thereby allowing the public investors the opportunity to fully evaluate the Business Combination.

The Company has adopted a policy that it will not pay a finder's fee to any member of Management for locating a merger or acquisition candidate. No member of Management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of the successor management after a change in Management control resulting from a Business Combination. The Company's policy regarding finder's fees is based on an oral agreement among Management. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

The Company will remain an insignificant player among the firms which engage in Business
Combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors. Also, the Company will be competing with a large number of other small, blank check public companies located throughout the United States.

The Company does not intend to advertise or promote the Company. Instead, the Company's Management will actively search for potential Target Businesses.
In the event Management decides to advertise (in the form of an ad in a legal publication) to attract a Target Business, the cost of such advertising will be assumed by Management.

Regulation

The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities.
While the Company does not intend to engage in such activities, the Company could become subject to regulations under the Investment Company Act in the event the Company obtains or continues to hold a minority interest in a number of enterprises. The
Company could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act.
Accordingly, management will continue to review the Company's activities from time to time with a view toward reducing the likelihood the Company could be classified as an "Investment
Company."

Employees

The Company currently does not have any employees.
The sole officer and director of the Company is engaged in business activities outside of the Company, and thus will only devote time and effort in connection with the Company's business and operations on a part time basis. Upon completion of the public offering, it is anticipated that the officer and director of the Company will devote the time necessary each month to the affairs of the Company until a successful business opportunity has been acquired.

Facilities

The Company is presently using the office of an affiliated entity, located at 241 Morner Road, Rensselaer, New York 12144, at no cost to the Company. Such arrangement is expected to continue after completion of this Offering only until a Business Combination is consummated, although there is currently no such agreement. The
Company at present owns no equipment, and does not intend to own any upon completion of this Offering.

MANAGEMENT

The sole officer and director of the Company, and further information concerning them, is as follows:

Name(1)    	        Age          Position

Leslie M. Apple     50           President,
                                 Secretary,
                                 Treasurer,
                                 Director

(1) May be deemed "Promoters" of the Company, as that term is defined under the Securities Act of 1933.

Biographies

Leslie M. Apple has been a practicing attorney in Albany, New York for approximately 25 years. Since
January, 1995, Mr. Apple has been a partner in the Albany, New York law firm of Whiteman Osterman
& Hanna.  Prior to January, 1995, Mr Apple was
President and CEO of Apple  Honen Sims and Wood,
P.C. a law firm he founded as Leslie M. Apple, P.C. in August, 1985.

Other Blank Check Companies

Competing searches for combination candidates among blank check affiliates may present conflicts of interest. Management intends to present each Business Combination candidate to the shareholders for their approval. There are currently no other blank check affiliates seeking combination candidates. The Company's Offering and other contemplated offerings (if any) by other blank check companies do not constitute a single plan of financing.

The Company may not acquire, be acquired by or merged with any affiliated blank check companies or join with such companies in acquiring a business.

Conflicts of Interest

No member of Management is currently affiliated or associated with any blank check company.
Management does not currently intend to promote blank check entities other than the Company.
However, Management may become involved with the promotion of other blank check companies in the future. A potential conflict of interest may occur in the event of such involvement. (See
"HIGH RISK FACTORS - Conflicts of Interest.")
Management intends to present each Business
Combination candidate to the shareholders for their approval.

Remuneration

The Company's sole officer and director has not received any cash remuneration since the Company's inception, and none is to receive or accrue any remuneration or reimbursements of expenses from the Company upon completion of this Offering.
No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity.

The legal fee to be paid to Whiteman Osterman
& Hanna, counsel for the corporation, is five thousand dollars ($5,000.00), which has not been paid to prior to this Offering and is contingent on the Company successfully completing a Business
Combination.

Management Involvement

The Company has conducted no business as of yet, and aside from the search for shareholders associated with the Company's formation, Management has done no work with or for the Company.
Management will speak to business associates and acquaintances and will search the New York
Times, the Wall Street Journal and other business publications for Target Businesses.
After the closing of this Offering, Management intends to search for, consider and negotiate with a Target Business. Management has not divided these duties among its members. No member of Management has any distinct influence over the others in connection with their participation in the
Company's affairs.

Management Control

Management may not divest themselves of ownership and control of the Company prior to the consummation of an acquisition or merger transaction. Management is not aware of any circumstances under which such policy through their own initiative, may be changed.


STATEMENT AS TO INDEMNIFICATION

Section 145 of the Delaware General Corporation Law provides for indemnification of the officers, directors, employees and agents of registrants by the Company. Complete disclosure of this statute is provided in Part II hereof. This information can be examined as described in "Further Information", herein.

Paragraph Seventh of the Certificate of
Incorporation of the Montana Acquisition
Corporation provides as follows:

The corporation shall, to the fullest extent permitted by Section 145 of the General
Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.

MARKET FOR THE COMPANY'S COMMON STOCK

Prior to the date hereof, there has been no trading market for the Company's Common Stock. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the Common Stock under this offering is maintained in escrow. The Common Stock under this Offering will remain in escrow until the Company's consummation of a Business Combination pursuant to the requirements of Rule 419. There is currently one (1) holder of the Company's outstanding
Common Stock. Current shareholders will own a minimum of 71% of the outstanding shares upon completion of the offering and, as a result, there is no likelihood of an active public trading market, as that term is commonly understood, developing for the shares. There can be no assurance that a trading market will develop upon the consummation of a Business Combination and the subsequent release of the Common Stock and other escrowed shares from escrow. To date, neither the Company nor anyone acting on its behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for the Company's Common Stock.
Further, there have been no discussions
or understandings, preliminary or otherwise, between the Company or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for the Company's Common Stock. Further, there have been no discussions or understandings, preliminary or maker regarding the participation of any such market maker in the future trading market, if any, for the Company's Common Stock. (See "HIGH RISK
FACTORS - No Assurance of a Public Market" and "HIGH RISK FACTORS - Control by Present
Management and Shareholders.")

Present Management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which the Company may acquire. Such party or parties may employ consultants or advisors to obtain such market maker but present management of the Company has no intention of doing so at the present time.
The Company's sole officer and director and controlling shareholder has not in the past used particular consultants or advisers, and the Company has no set criteria to use in its possible evaluation of any consultants or advisers.

Whiteman Osterman & Hanna's legal fees will total five thousand dollars ($5,000), none of which has yet been paid by the Company for legal services rendered. (See "Certain
Transactions").

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company's
Common Stock as of the date of this prospectus, and as adjusted to reflect the sale of the shares offered hereby, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's officers and directors; and (iii) all directors and officers of the Company as a group.

Name/		     Shares of	Percent 	Percent
Address	     Common		of Class	of Class
Beneficial	     Stock		Owned		Owned
Owner		     Beneficially	Before	After
		     Owned		Offering	Offering

Leslie M. Apple  25,000       100%        71%
6 Greyledge
Drive,
Loudonville,
NY 12211

Total Officers   25,000       100%        71%
and Directors
(1 Person)

Total (1 Person) 25,000       100%        71%

(1) May be deemed "promoters" of the Company, as that tem is defined under the Securities Act of 1933, as amended.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue 50, 000 shares of Common Stock, $.001 par value per share, of which 25,000 shares were issued and outstanding as of the date of this Prospectus. Each outstanding share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company;
(iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

All shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to the ownership thereof. The holders of shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors of the Company if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. At the completion of this Offering, the present officer and director and present shareholders will beneficially own 90 percent of the outstanding shares. Accordingly, after completion of this Offering, the present shareholders of the Company will be in a position to control all of the affairs of the Company.

Future Financing

In the event the proceeds of this Offering are not sufficient to enable the Company to successfully find a Business Combination the Company may seek additional financing. At this time the Company believes that the proceeds of this Offering will be sufficient for such purpose and therefore does not expect to issue any additional securities before the consummation of a Business Combination.
However, the Company may issue additional securities, incur debt or procure other types of financing if needed. The Company has not entered into any agreements, plans or proposals for such financing through the issuance of additional securities and as of present has no plans to do so. The Company will not use the Deposited Funds as collateral or security for any loan or debt incurred. Further, the Deposited Funds will not be used to pay back any loan or debts incurred by the Company. If the Company does require additional financing, there is no guarantee that such financing will be available to it or if available that such financing will be on terms acceptable to the Company. (See "Use of Proceeds.")

Reports to Stockholders

The Company intends to furnish its stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year.

Dividends

The Company was only recently organized, has no earnings, and has paid no dividends to date.
Since the Company was formed as a blank check company with its only intended business being the search for an appropriate Business Combination, the Company does not anticipate having any earnings until such time that a Business
Combination is reconfirmed by the stockholders.
However, there are no assurances that upon the consummation of a Business Combination, the Company will have earnings or issue dividends.
Therefore, it is not expected that cash dividends will be paid to stockholders until after a Business Combination is reconfirmed.

Transfer Agent

The Company will act as its own transfer agent.

PLAN OF DISTRIBUTION

The Company hereby offers the right to subscribe for 10,000 shares at $1.00 per share. The Company proposes to offer the Shares directly on a "best efforts basis," and no compensation is to be paid to any person in connection with the offer and sale of the Shares. The Company's sole officer and director (the "Sole Principal"), shall distribute prospectuses related to this Offering. The Company estimates that no more than one hundred (100) prospectuses shall be distributed in such a manner.
The Sole Principal intends to distribute prospectus to friends and business associates.
Although the Sole Principal is an "associated person" of the Company as that term is defined in Rule 3a4-1 under the Securities
Exchange Act of 1934, as amended (the "Exchange
Act"), he is deemed not to be a broker for the following reasons: (1) the Sole Principal is not subject to a statutory disqualifications as that terms is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of the Company's securities; (2) he will not be compensated in connection with his participation in the sale of the Company's securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities; (3) the Sole Principal is not an associated person of a broker or dealers at the time of his participation in the sale of the Company's securities; and (4) the Sole
Principal shall restrict his participation to the following activities:

(a) preparing any written communication or deliveringsuch communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser;

(b) responding to inquiries of a potential purchasers in a communication initiated by potential purchasers; provided however, that the content of such responses are limited to information contained in a registration statement filed under the
Securities Act of 1933 or other offering document; or

(c) performing ministerial and clerical work involved in effecting any transaction.

As of the date of this Prospectus, no broker has been retained by the Company in connection with the sale of securities being offered hereby. In the event a broker who may be deemed an Underwriter is retained by the Company, an amendment to the Company's Registration Statement will be filed with the Securities and Exchange
Commission.

Neither the Company nor anyone acting on its behalf including the Company's shareholder, officer, director, promoters, affiliates or associates will approach a market maker or take any steps to request or encourage a market in these securities either prior or subsequent to an acquisition of any business opportunity. There have been no preliminary discussions or understandings between the Company (or anyone acting on its behalf) and any market maker regarding the participation of any such market maker in the future trading market (if any) for the Company's securities, nor does the Company have any plans to engage in such discussions. The
Company does not intend to use consultants to obtain market makers. No member of Management, promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in the Shares subsequent to the acquisition of any business opportunity. The
Company's investors shall make their own decisions regarding whether to hold or sell their Shares.
The Company shall not exercise any influence over such decisions.

Method of Subscribing

Persons may subscribe by filling in and signing a subscription agreement (the "Subscription
Agreement") and delivering it, prior to
the expiration date (as defined below), to the Company. The subscription price of $1.00 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of the Company. This Offering is being made on a "best efforts basis."

The Company's Sole Principal and any of his affiliates or associates may purchase a portion of the Shares offered in this Offering. The aggregate number of Shares which may be purchased by such persons shall not exceed 20% of the number of shares sold in this Offering. Shares purchased by the Company's officer, director and principal shareholder will be acquired for investment purposes and not with a view towards distribution.

EXPIRATION DATE

This Offering will expire 180 days from the date of this Prospectus.

LITIGATION

The Company is not presently a party to any litigation, nor to the knowledge of management is any litigation threatened against the Company which may materially affect the Company.

LEGAL OPINIONS

Whiteman Osterman & Hanna, One Commerce Plaza,
Albany, New York 12260, special counsel to the Company, has rendered an opinion that the Shares are validly issued and non-assessable.

EXPERTS

The balance sheet of the Company as of July 18, 2000, and the related statements of operations, changes in stockholders' deficit and cash flows for the initial period from June 6, 2000 (date of incorporation) through
July 18, 2000 included in this Prospectus and incorporated by reference in the Registration
Statement, have been audited by Arthur Place
& Company, P.C., 1218 Central Avenue,
Albany, New York  12205,  independent
auditors, as stated in their report appearing herein and incorporated by reference in the Registration Statement, and are included and incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

FURTHER INFORMATION

The Company has filed with the Securities and Exchange Commission (the "Commission"), a
Registration Statement on Form SB-2 with respect to the securities offered by this Prospectus. This prospectus omits certain information contained in the Registration Statement as permitted by the Rules and Regulations of the Commission. Reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission in Washington, D.C. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rate or at the Commission's website, www.sec.gov.
Statements contained in this prospectus as to the contents of any contract or other document referred to are not complete and where such contract or other document is an exhibit to the Registration Statement, each such statement is deemed qualified and amplified in all respects by the provisions of the exhibit.

FINANCIAL STATEMENTS

Balance Sheet at July 18, 2000

Statement of Changes in Stockholders' Equity for the Period June 6, 2000 Through July 18, 2000

Statement of Income for the Period June 6, 20000 Through
July 18, 2000

Notes to Financial Statements


MONTANA ACQUISITION CORPORATION
(A Development Stage Company)

BALANCE SHEET AS OF JULY 18, 2000

ASSETS

Current Assets:
Cash     				$2,500

TOTAL ASSETS                 	$2,500

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current Liabilities:
Accounts Payable       		$436

Total Liabilities           	$436

STOCKHOLDERS' EQUITY

Common Stock - Par Value $.001 per share;
50,000 Shares Authorized; 25,000 Shares
Issued and Outstanding		25

Additional Paid-In Capital  	2,475

Accumulated Deficit, incurred during the
Development Stage 	      (436)

Total Stockholders' Equity  	2,064

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                		$2,500


MONTANA ACQUISITION CORPORATION
(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD JUNE 6, 2000 THROUGH JULY 18, 2000

	    Common  Additional  Accumulated  Total
	    Stock	Paid-In     Deficit
		      Capital

Balance   $0	$0		$0		 $0
June 6,
2000

Common    25      2,475       --           2,500
Stock
Issued

Net       --      --         (436)        (436)
(Loss)

Balance   $25     $2,475     (436)        2,064
July 18,
2000


MONTANA ACQUISITION CORPORATION
(A Development Stage Company)

STATEMENT OF INCOME FOR THE PERIOD
JUNE 6, 2000 THROUGH JULY 18, 2000

Revenue		$0

Operating Costs
Legal Expense     (436)

NET (LOSS)        (436)


MONTANA ACQUISITION CORPORATION
(A Development Stage Company)

STATEMENT OF CASH FLOWS FOR THE PERIOD
JUNE 6, 2000 THROUGH JULY 18, 2000


Cash Flows From Operating Activities:
Net (Loss)					   	(436)
Adjustments to Reconcile Net Income to Net
Cash Provided by (Used by) Operating
Activities:
Increase in Accounts Payable           	436

Net Cash (Used By)
Operating Activities       			0

Cash Flows From Financing Activities:
Capital Contributions 			    	2,500

Net Cash Provided by Financing
Activities					      2,500

Net Increase in Cash				2,500
Beginning Bank Balance		     		0

Ending Bank Balance    				$2,500

Supplemental Disclosure:

Cash is defined as cash in savings account


MONTANA ACQUISITION CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1:  Summary of Significant Accounting Policies:

Organization Information - The Company was organized for the purpose of creating a corporate vehicle to seek, investigate, and, if such investigation warrants, engaging in Business Combinations presented to it be persons or firms who or which desire to employ the Company's funds in their business or to seek the perceived advantages of a publicly-held corporation.

The Company was incorporated on June 6, 2000.
As the Company is in its development stage, operations are devoted to organizing the business and activities associated with its preparation for filing a registration statement and prospectus for its initial public offering.

The Company has not engaged in any preliminary efforts intended to identify possible business combinations and has neither conducted registrations concerning, nor entered into a letter of intent concerning any such target business.

The Company's initial public offering will comprise of 10,000 shares of common stock at a purchase price of $1.00 per share. The
Company is filing a registration statement in order to effect a public offering for its securities.

Use of Estimates - The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

Cash - The Company maintains its cash balance in a national bank. The balance is insured by the Federal Deposit Insurance Corporation up to
$100,000. There are no balances in excess of insured amounts at July 18, 2000.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

The Delaware General Corporation Law, as amended, provides for the indemnification of the Company's officers, directors and corporate employees and agents under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS,
EMPLOYEES AND AGENTS; INSURANCE. - - (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
(other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe the person's conduct was unlawful.

(b)      A corporation shall have power to
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

(c)      To the extent that a present or former
director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses
(including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(4) by the stockholders.

(e)      Expenses (including attorneys' fees)
incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section.
Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)      The indemnification and advancement
expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) or absorbed in a consolidation of merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation as if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j)      The indemnification and advancement of
expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

(k)      The Court of Chancery is hereby vested
with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The
Court of Chancery may summarily determine a corporation's obligation to advance expenses
(including attorneys' fees).

Article 7 of the Company's By-laws provides for the indemnification of the Company's officers, directors, and corporate employees and agents under certain circumstances as follows:

The corporation shall, to the fullest extent permitted by Section 145 of the General
Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Item 25.  Expenses of Issuance and Distribution

The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

Escrow Fee               	$1,000.00
Securities and Exchange
Commission Registration Fee   $2.64
Legal Fees               	$5,000.00
Accounting Fees               $1,000.00
Printing and Engraving        $0
Blue Sky Qualification
Fees and Expenses        	$350.00
Miscellaneous            	$1,000.00
Transfer Agent Fee       	$0

TOTAL               		$8,352.64


EXHIBITS

Item 26.

3.1       Certificate of Incorporation.

3.2       By-Laws.

4.1       Specimen Certificate of Common Stock.

4.6       Form of Escrow Agreement.

4.8       Independent Auditors' Report.

5.0       Opinion of Counsel.

24.0      Accountant's Consent to Use Opinion.

24.1      Counsel's Consent to Use Opinion.

Item 27.

UNDERTAKINGS

The registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

(i)  To include any Prospectus required by Section
10 (a) (3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the Offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the Company to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act.
Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a Business Combination is consummated.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnificationis against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Albany, State of New York, on September 18, 2000.

Montana Acquisition Corporation

BY:     LESLIE M. APPLE
        LESLIE M. APPLE
        PRESIDENT

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Leslie M. Apple    Dated:  September 18, 2000


CERTIFICATE OF INCORPORATION

OF

MONTANA ACQUISITION CORPORATION


The undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:    The name of the corporation
(hereinafter referred to as the "corporation") is Montana Acquisition Corporation.

SECOND:   The registered office of the corporation
in the State of Delaware is to be located at 1013 Centre Road, Wilmington, Delaware, County of New Castle. The name of the corporation's registered agent at such address is Corporation Service Company.

THIRD:    The purpose of the corporation is to
engage in any lawful act or activity for which corporations may be organized under the General
Corporation Law of the State of Delaware.

FOURTH:   The total number of shares of stock
which the corporation shall have authority to issue is 50,000 shares. The par value of each of such shares is $.001. All such shares are of one class and are shares of common stock.

FIFTH:    The name and mailing address of the
incorporator are as follows:

NAME                MAILING ADDRESS

Leslie M. Apple     241 Morner Road
			  Rensselaer, NY 12144

SIXTH:    The following provisions are inserted
for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

(1)  The number of directors of the
corporation shall be such as from time
to time shall be fixed by, or in
the manner provided in, the by-laws.
Election of directors need not
be by written ballot.

(2)  The Board of Directors of the
corporation shall have the power to adopt, amend or repeal the by-laws of the corporation;
provided, however, that the fact that such power has been conferred upon the Board of Directors shall not divest the corporation's stockholders of the power, nor limit their power to adopt, amend or repeal the by-laws of the corporation.

(3)  In addition to the powers and
authorities hereinbefore or by statute
expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation;
subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-laws had not been made.

SEVENTH: The corporation shall, to the fullest extent permitted by Section 145 of the General
Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

EIGHTH:   The personal liability of the directors
of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General
Corporation Law of the State of Delaware, as the same may be amended and supplemented.

NINTH:    Whenever a compromise or arrangement is
proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

TENTH:    From time to time any of the provisions
of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights and powers at any time conferred herein on stockholders, directors and officers are subject to the provisions of this Article
TENTH.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 6th day of June, 2000.

LESLIE M. APPLE
LESLIE M. APPLE
INCORPORATOR

BY-LAWS

OF

MONTANA ACQUISITION CORPORATION


ARTICLE I
OFFICES

The registered office of the corporation shall be established and maintained in the City of Wilmington, County of New Castle, State of
Delaware. The corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
STOCKHOLDERS

1. Place of Meetings. Meetings of stockholders shall be held at the registered office of the corporation or at such other place within or without the State of Delaware as the board of directors shall authorize.

2. Annual Meetings. An annual meeting of the stockholders shall be held for the election of directors on any business day, chosen by the board of directors, within five months after the close of the corporation's preceding fiscal year, at 10:00 o'clock A.M., local time.
Any other proper business may be transacted at the annual meeting.

3. Special Meetings. Special meetings of the stockholders may be called by the board of directors or by the president or secretary.
Business transacted at a special meeting of the stockholders shall be confined to the purpose or purposes set forth in the notice of such meeting.

4. Notice of Stockholders' Meetings. Written notice, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given either personally or by mail to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United
States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

5. Quorum of Shareholders. Unless the certificate of incorporation provides otherwise, the holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders for the transaction of any business.

6. Adjourned Meetings. The stockholders present at a meeting may adjourn the meeting despite the absence of a quorum. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date for the adjourned meeting.
When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

7. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the election, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

8. Voting. Unless otherwise provided in the certificate of incorporation, all elections of directors shall be by written ballot. Except as otherwise required by applicable law or as provided in the certificate of incorporation, at each and every meeting of the stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing. Each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Directors shall be elected by a plurality of the votes cast at a meeting of the stockholders by the holders of shares entitled to vote in the election, and any other corporate action to be taken by vote of the stockholders shall be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon;
provided, however, that where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

9. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.
A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

10. Written Consent of Stockholders. Any action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III
DIRECTORS

1. Board of Directors. Except as provided by the General Corporation Law of the State of Delaware or the certificate of incorporation, the business and affairs of the corporation shall be managed by or under the direction of its board of directors.

2. Number of Directors. The number of directors initially constituting the whole board shall be one
(1). The number of directors may be increased or decreased by action of a majority of the whole board subject to the limitation that no such decrease in the number of directors shall shorten the term of any incumbent director.

3. Election and Term of Directors. At each annual meeting of the stockholders, the stockholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected, and until his successor has been elected and qualified, or until his prior resignation or removal.

4.   Vacancies and Newly Created Directorships.
Unless otherwise provided in the certificate of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall hold office until the next meeting of stockholders at which the election of directors is in the regular order of business, and until his successor has been elected and qualified.

5.   Removal of Directors.  Any director or
the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

6. Resignation of Directors. A director may resign at any time by giving written notice to the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the corporation. The acceptance of a resignation shall not be necessary to make it effective.

7.   Quorum of Directors.  Unless otherwise
provided in the certificate of incorporation, a majority of the whole board shall constitute a quorum for the transaction of business.

8.   Action of the Board.  Unless otherwise
required by law or the certificate of
incorporation, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

9.   Place and Time of Board Meetings.  The
board of directors may hold its meetings at the office of the corporation or at such other places, either within or without the State of Delaware, as it may from time to time determine.

10. Regular Annual Meeting. A regular annual meeting of the board of directors shall be held immediately following the annual meeting of stockholders at the place of such annual meeting of stockholders.

11.  Notice of Meetings of the Board; Adjournment.
Regular meetings of the board of directors may be held without notice at such time and place as it shall from time to time determine. Special meetings of the board of directors shall be held upon notice to the directors and may be called by the president upon three days' notice to each director either personally or by mail or by wire; special meetings shall be called by the president or by the secretary in a like manner on written request of two directors. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

12. Chairman of Meetings of the Board. At all meetings of the board, a chairman chosen by the board shall preside.

13.  Action by Board of Directors by Written
Consent. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

14.  Director and Committee Action by Conference
Telephone. Members of the board of directors, or any committee thereof, may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

15.  Committees of the Board.  The board of
directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors. The board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee.

16. Compensation of Directors. No compensation shall be paid to directors, as such, for their services, but by resolution of the board, a fixed sum and expenses of actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

17. Interested Directors. (a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;
provided, however, that in the event the whole board shall consist of one director, the contract or transaction shall be approved or ratified by vote of the stockholders, as provided below; or

(2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

(b)  Common or interested directors may be
counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ARTICLE IV
OFFICERS

1. Offices; Election; Term. The officers of the corporation shall be a president, a secretary and a treasurer, and such other officers
(including one or more vice presidents) as the board of directors may determine, each of whom shall be elected or appointed by the board of directors and shall have such duties, powers and functions as hereinafter provided. Any number of offices may be held by the same person. Each officer shall hold office for the term for which he is elected or appointed, and until his successor has been elected or appointed and qualified, or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation.

2. President. The president shall preside at all meetings of stockholders. He shall be an ex officio member of all standing committees and shall, in general, supervise, manage, and control all of the business and affairs of the corporation, subject to the control of the board of directors.
He shall have power to sign certificates representing shares of the corporation and to sign and execute all contracts and instruments of conveyance in the name of the corporation, to sign checks, drafts, notes and orders for the payment of money, and to appoint and discharge agents and employees of the corporation, subject to the control of the board of directors.
He shall perform all the duties usually incident to the office of president.

3. Secretary. The secretary shall keep the minutes of all meetings of the board of directors, and the minutes of all meetings of the stockholders, and also, unless otherwise directed, the minutes of all meetings of committees in books provided for that purpose. He shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these by-laws, and in case of his absence or refusal so to do, any such notice may be given by any person thereunto directed by the president or by the directors or stockholders upon whose requisition the meeting is called. He shall have charge of the corporate books and records. He shall have custody of the seal of the corporation and affix the same to all instruments requiring it when authorized by the directors or the president, and attest the same. He shall sign with the president or vice-president all certificates representing shares of the corporation. And he shall, in general, perform all the duties incident to the office of secretary.

4. Treasurer. The treasurer shall have custody of all funds, securities, evidences of indebtedness and other valuable documents of the corporation;
when necessary or proper he shall endorse on behalf of the corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the corporation in such bank or banks or depository as the board of directors may designate. He shall receive and give or cause to be given receipts and acquittances for moneys paid in on account of the corporation and shall pay out of the funds on hand all just debts of the corporation of whatever nature upon maturity of the same; he shall enter or cause to be entered in books of the corporation to be kept for that purpose full and accurate accounts of all moneys received and paid out on account of the corporation, and whenever required by the president or the directors, he shall render a statement of his accounts. He shall keep or cause to be kept such other books as will show a true record of the expenses, losses, gains, assets and liabilities of the corporation; he shall at all reasonable times exhibit his books and accounts to any director of the corporation upon application at the office of the corporation during business hours; he shall sign with the president or a vice-president certificates representing shares of the corporation; he shall perform all other duties and acts incident to the office of treasurer. He shall, if required by the board of directors, give the corporation security for the faithful performance of his duties in such sum and with such surety as the board of directors may determine.

5. Vice-President. The vice-president, if there be one (or, if there be more than one, the executive vice-president) shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. The vice-president(s) shall have such powers and perform such duties as may be delegated to him by the president or prescribed by the board of directors.

6.   Assistant Secretaries and Assistant Treasurers.
The assistant secretaries and the assistant treasurers, if there be any, may sign with the president or vice-president, certificates representing shares of the corporation. The assistant secretaries and the assistant treasurers shall have such other powers and shall perform such other duties as may be assigned to them by the board of directors, the president or by the secretary or treasurer, respectively. In the absence or disability of the secretary or the treasurer, the assistant secretary or the assistant treasurer, respectively, shall perform all their duties and exercise all their powers. The assistant treasurer may be required to give security for the faithful performance of his duties in such sum and with such surety as the board of directors may require.

7. Removal of Officers. Any officer elected or appointed by the board of directors may be removed by the board of directors with or without cause.

8. Vacancies. If the office of any officer becomes vacant, the directors may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term of his predecessor and until his successor is elected or appointed and qualified.

9. Compensation of Officers. The officers shall receive such salary or compensation as may be determined by the board of directors. No officer shall be precluded from receiving any compensation by reason of the fact that he is also a director of the corporation.

ARTICLE V
SHARES

1. Certificates Representing Shares. The shares of the corporation shall be represented by certificates in such form as shall be prepared or approved by the board of directors and shall be numbered consecutively. The certificates shall be signed by the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

2.   Lost, Destroyed and Stolen Share Certificates.
Any person claiming a certificate representing shares to be lost, apparently destroyed or wrongfully taken shall make an affidavit or affirmation of that fact, and, if required by the board of directors, shall give the corporation an indemnity bond in such form and in such amount as the board may determine, to protect it or any person injured by the issue of the new certificate from any liability or expense which it or they may incur by reason of the original certificate remaining outstanding, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, destroyed or wrongfully taken if the claimant so requests prior to notice to the corporation that the lost, apparently destroyed or wrongfully taken certificate has been acquired by a bona fide purchaser.

3. Transfer of Shares. The certificated shares of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates duly endorsed or accompanied by evidence of succession, assignment or authority to transfer shall be surrendered to the corporation by the delivery thereof to the person in charge of the list of stockholders and the transfer books and ledgers, or the transfer agent, or to such other person as the board may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the corporation for transfer, both the transferor and transferee request the corporation to do so.

4. Record of Stockholders. The corporation shall keep at its office or at the office of its transfer agent or registrar a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof in written form or in any other form capable of being converted into written form within a reasonable time. The corporation shall be protected in treating the persons in whose names shares stand on the record of stockholders as the owners thereof for all purposes, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

5.   Fixing Record Date.  In order that the
corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, it shall be determined in accordance with the provisions of the laws of the State of Delaware.


ARTICLE VI
AMENDMENT AND REPEAL OF BY-LAWS

Except as provided in the certificate of incorporation, the by-laws may be adopted, amended or repealed by vote of the stockholders entitled to vote in the election of directors.

ARTICLE VII
MISCELLANEOUS PROVISIONS

1.   Fiscal Year.  The fiscal year of the
corporation shall begin on the first day of January and terminate on the thirty-first (31st) day of December in each calendar year.

2. Dividends. The board of directors may, but shall not be required to, declare, and the corporation may pay, dividends in cash, in property, or in shares of the corporation's capital stock. Such dividends may be declared or paid out of surplus, or, in case there shall be no such surplus, out of the corporation's net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, upon such terms and conditions provided by the certificate of incorporation or by law. The directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

3.   Seal of Corporation.  The seal of the
corporation shall be circular in form and have inscribed thereon the name of the corporation, the year of its organization, and the words
"Corporate Seal" and "Delaware". The seal shall be in the charge of the secretary. If and when so directed by the board of directors or the president, a duplicate of the seal may be kept and used by the secretary, assistant secretary, treasurer or assistant treasurer. The seal may be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

4. Waivers. Whenever notice is required to be given under any provision of the General Corporation
Law of the State of Delaware or of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.
Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation.

5. Execution of Instruments. All checks, drafts, notes, contracts or other obligations of the corporation shall be signed or countersigned, executed, verified, or acknowledged by the president or such of the officers of the corporation or by such other person or persons as may be authorized by the board of directors.

6.   Reference to Certificate of Incorporation.
References in these by-laws to the certificate of incorporation shall include all amendments thereto or changes thereof unless specifically excepted.

ARTICLE VIII
INDEMNIFICATION

The corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons it may indemnify pursuant thereto.

SAMPLE STOCK CERTIFICATE

INCORPORATED UNDER THE LAWS OF THE STATE OF
DELAWARE

MONTANA ACQUISITION CORPORATION

AUTHORIZED CAPITAL STOCK 50,000, PAR VALUE
$.001 PER SHARE

THIS CERTIFIES THAT is the owner of fully paid and nonassessable shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

IT WITNESS WHEREOF, the said Corporation has
caused this Certificate to be signed by its
duly authorized officers and its Corporate Seal
to be hereunto affixed this    day of         ,
2000.

Secretary


ESCROW AGREEMENT (SECURITIES REGISTRATION)

AGREEMENT made this 11th day of September, 2000 by and among Montana Acquisition Corporation, a Delaware corporation having a principal place of business at 241 Morner Road, Rensselaer,
New York  12144, (the  "Issuer") and Whiteman,
Osterman & Hanna, a New York general partnership having a principal place of business at One
Commerce Plaza, Albany, New York 12260 (the
"Escrow Agent"). The Issuer and Escrow Agent are sometimes referred to herein individually as a "Party," and collectively as the "Parties."

W I T N E S S E T H :

WHEREAS, the Issuer has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration
Statement") covering a proposed limited public offering of its securities (collectively, the "Securities", and individually, a "Share") as described on the Information Sheet; and

WHEREAS, the Issuer proposes to offer the Securities, as agent for the Issuer, for sale to the public (the "Investors") on a "best efforts basis" at the price per Share all as set forth on the information sheet attached hereto as Exhibit A (the "Information
Sheet "); and

WHEREAS, Commission Regulations require and the Issuer proposes to establish an escrow account with the Escrow Agent in connection with such public offering and the Escrow Agent is willing to establish such escrow account on the terms and subject to the conditions hereinafter set forth;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the Parties hereby agree as follows:

1. Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the Information
Sheet which is attached to this Agreement and is incorporated by reference herein and made a part hereof.

2.   Establishment of Escrow Account.

2.1 The Parties shall establish a non-interest bearing escrow account (the "Escrow Account") at the office of the Escrow Agent, bearing the designation set forth on the Information Sheet.

2.2 On or before the date of the initial deposit in the Escrow Account pursuant to this Agreement, the Issuer shall notify the Escrow Agent in writing of the effective date of the Registration
Statement (the "Effective Date") and the Escrow
Agent shall not be required to accept any amount for deposit in the Escrow Account prior to its receipt of such notification.

2.3 The Offering Period, which shall be deemed to commence on the Effective Date, shall consist of the number of calendar days or business days set forth on the Information Sheet. The Offering
Period shall be extended by an Extension Period only if the Escrow Agent shall have received written notice thereof at least five (5) business days prior to the expiration of the Offering
Period. The Extension Period, which shall be deemed to commence on the next calendar day following the expiration of the Offering Period, shall consist of the number of the calendar days or business days set forth on the Information
Sheet. The last day of the Offering Period, or the last day of the Extension Period (if the Escrow Agent has received written notice thereof as hereinabove provided), is referred to herein as the "Termination Date." After the Termination
Date, the Issuer shall not deposit, and the Escrow
Agent shall not accept, any additional amounts representing payments by prospective purchasers.

3.   Deposits in the Escrow Account.

3.1  Upon receipt, the Issuer shall promptly
deliver to the Escrow Agent all monies (the
"Deposited Proceeds") received from Investors, all of which shall be in the form of checks or money orders. All checks or money orders deposited into the Escrow Account shall be made payable to "Whiteman, Osterman & Hanna, Escrow Agent."
Any such tendered check or money order (a
"Tendered Payment") payable other than to the Escrow Agent as required hereby shall be returned to the prospective Investor, or if the Escrow Agent has insufficient information to do so, then to the Issuer (together with any Subscription Information, as defined below, or other documents delivered therewith) by noon of the next business day following receipt of such Tendered Payment by the Escrow Agent, and such Tendered Payment shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement. The Deposited Proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the Investors.

3.2 The Deposited Proceeds shall be invested in either:

(a) an obligation that constitutes a "deposit" as that term is defined in Section (3)(1) of the Federal Deposit Insurance Act;

(b)  securities of any open-end investment
company registered under the Investment Company
Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs
(c)(2), (c) (3), and (c)(4) of Rule 2a-7 under
the Investment Company Act; or

(c) securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

3.3 Simultaneously with each deposit into the Escrow Account, the Issuer shall inform the Escrow Agent by confirmation slip, or other writing, of the name and address of the prospective Investor, the number of Securities subscribed for by such person, and the aggregate dollar amount of such subscription
(collectively, the "Subscription Information").

3.4 The Escrow Agent shall not be required to accept for deposit into the Escrow Account checks which are not accompanied by the appropriate
Subscription Information. Tendered Payments representing payments by prospective Investors shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the Subscription Information required with respect to such payments.

3.5 The Escrow Agent shall not be required to accept any amounts representing payments by prospective Investors, whether by check or money order, except during the Escrow Agent's regular banking hours. Any check, money order or cash not received prior to 1:00 P.M. shall be deposited the following business day.

3.6  Interest or dividends earned on the Deposited
Proceeds, if any, shall be held in the Escrow
Account until the Deposited Proceeds are released in accordance with the provisions of Section 4 of the Escrow Agreement. If the Deposited Proceeds are released to an Investor, the Investor shall receive interest or dividends earned, if any, on such Deposited Proceeds up to the date of release.
If the Deposited Proceeds held in the Escrow
Account are released to the Company, any interest or dividends earned on such funds up to the date of release may be released to the Company.

3.7  The Issuer shall deposit the Securities
directly into the Escrow Account promptly upon issuance (the "Deposited Securities"). The identity of the purchaser of the Securities shall be included on a common stock certificate.

3.8 The Deposited Securities shall be held for the sole benefit of the Investors. No transfer or other disposition of Securities held in the Escrow Account or any interest related to such Securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement
Income Security Act, or the rules thereunder.

3.9 The Escrow Agent shall refund any portion of the Deposited Proceeds prior to disbursement of the Deposited Proceeds in accordance with
Section 4 hereof upon instructions in writing signed by the Issuer.

4.   Disbursements from the Escrow Account.

4.1 The Deposited Proceeds may be released to the Company and the Securities delivered to the Investors or other registered holders only at the same time as or after:

(a)  the Escrow Agent has received a signed
representation from the Company, together with an opinion of counsel that the following events have already occurred and the following requirements have already been met:

(1)  Upon execution of an agreement(s) for
the acquisition(s) of a business(es) or assets that will constitute the business (or a line of business) of the Company and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of the Securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, if any, the Company filed a post-effective amendment that:

(i) Discloses the information specified by the SB-2 registration statement form and Industry
Guides, including financial statements of the Company and the company or business with which it plans to merge or acquire (the "Target
Company"), and pro forma financial information required by the SB-2 and applicable rules and regulations;

(ii) Discloses the results of the initial offering, including but not limited to: (a) the gross offering proceeds received to date, specifying the amounts paid for underwriter commissions, underwriting expenses and dealer allowances, if any, amounts disbursed to the Company, and amounts remaining in the Escrow Account; and
(b) the specific amount, use and application of funds disbursed to the Company to date, including, but not limited to, the amounts paid to officers, directors, promoters, controlling shareholders or affiliates, either directly or indirectly specifying the amounts and purposes of such payments; and

(iii)     Discloses the terms of the offering as
described pursuant to Section 4 of this Escrow
Agreement.

(2) The terms of the offering provided, and the Company satisfied, the following conditions:

(i) Within five business days after the effective date of the post-effective amendment(s), the Company shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

(ii) Each Investor shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the Company in writing that such person elects to remain an Investor. If the Company has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the Escrow Account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

(iii)     The acquisition(s) meeting the criteria
set forth in paragraph (a) (1) of this Section 4 will be consummated if a sufficient number of Investors confirm their investments; and

(iv) If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the Effective Date, the Deposited Funds shall be returned by first class mail or equally prompt means to the Investor within five business days following that date.

(b)  Funds held in the Escrow Account may be
released to the Company and securities may be delivered to the Investor or other registered holder identified on the deposited securities only at the same time as or after consummation of an acquisition(s) meeting the requirements set forth in Section 4.1(a)(1)(iii) of this Escrow Agreement.

4.2 In the event that at the close of regular banking hours on the Termination Date less than all of the Shares have been sold, the Escrow Agent shall promptly refund to each prospective Investor the amount of payment received from such purchaser held in Escrow without interest thereon or deduction therefrom, and the Escrow Agent shall notify the Issuer of its distribution of the Deposited Proceeds.

4.3 In the event that at any time up to the close of banking hours on the Termination Date all of the Shares have been sold, the Escrow Agent shall notify the Issuer of such fact in writing within a reasonable time thereafter. The Escrow Agent shall hold the Deposited Proceeds until the events described in Section 4.1 of this Escrow Agreement take place.

4.4 Upon disbursement of the Deposited Proceeds pursuant to the terms of this Section 4, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Deposited Proceeds.

5.   Rights, Duties and Responsibilities of
Escrow Agent.

It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

5.1 The Escrow Agent shall not be responsible for the performance by the Issuer of its obligations under this Agreement.

5.2 The Escrow Agent shall not be required to accept from the Issuer any Subscription
Information pertaining to prospective Investors unless such Subscription Information is accompanied by checks or money orders representing the payment of money, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Issuer except as to the amount of such payments; however, the Escrow Agent shall notify the Issuer within a reasonable time of any discrepancy between the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

5.3 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Issuer any check received which is dishonored, together with the Subscription Information, if any, which accompanied such check.

5.4 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The
Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.
The Escrow Agent must, however, determine for itself whether the conditions permitting the release of the funds in the Escrow Account have been met.

5.5 In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Account or the Deposited Proceeds which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, the Escrow
Agent, at its sole option, may deposit the Deposited Proceeds (and any other amounts that thereafter become part of the Deposited Proceeds) with the registry of a court of competent jurisdiction in a proceeding to which all Parties in interest are joined. Upon the deposit by the Escrow Agent of the Deposited
Proceeds with the registry of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

5.6 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

5.7 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Deposited
Proceeds or any part thereof or to file any financing statement under the Uniform
Commercial Code with respect to the
Deposited Proceeds or any part thereof.

5.8 The Escrow Agent shall determine whether or not the Offering has been successful, and if it determines that less than all of the Securities being offered have been sold, thus rendering the Offering unsuccessful, the Escrow Agent shall return the proceeds of the Offering to the Investors on a pro-rata basis.

6.   Amendment; Resignation.  This Agreement
may be altered or amended only with the written consent of the Issuer and the Escrow Agent pursuant to a separate written instrument which specifically references this Agreement and which is signed by the Issuer and the Escrow Agent.
The Escrow Agent may resign for any reason upon seven (7) business days written notice to the Issuer. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursement or otherwise dispose of the Deposited Proceeds, but its only duty shall be to hold the Deposited Proceeds for a period of not more than ten (10) business days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof
(including the name and address of such successor escrow agent) shall have been given to the resigning
Escrow Agent by the Issuer and such successor escrow agent, the resigning Escrow Agent shall pay over to the successor escrow agent the Deposited Proceeds, less any portion thereof previously paid out in accordance with this Agreement, or (b) if the resigning Escrow Agent shall not have received written notice signed by the Issuer and a successor escrow agent, then the resigning Escrow Agent shall promptly refund the amount in the Deposited
Proceeds to each prospective Investor without interest thereon or deduction therefrom, and the resigning Escrow Agent shall notify the Issuer in writing of its liquidation and distribution of the Deposited Proceeds; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. Without limiting the provisions of Section 8 hereof, the resigning
Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Deposited Proceeds to a successor Escrow Agent or distribution of the Deposited Proceeds pursuant to this Section 6.

7. Representations and Warranties. The Issuer hereby represents and warrants to the Escrow Agent that:

7.1 No party other than the Parties hereto and the prospective Investors have, or shall have any lien, claim or security interest in the Deposited
Proceeds or any part thereof.

7.2  No financing statement under the Uniform
Commercial Code is on file in any jurisdiction claiming a security interest in or describing
(whether specifically or generally) the
Deposited Proceeds or any part thereof.

7.3 The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Deposited Proceeds, be deemed a representation and warranty that such deposit represents a bona fide sale to the Investor described therein of the amount of Securities set forth in such Subscription Information.

7.4  All of the information contained in the
Information Sheet is, as of the date hereof and will be, at the time of any disbursement of the Deposited Proceeds, true and correct.

8. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fee set forth in the Information Sheet, payable upon execution of this Agreement. In addition, the Issuer agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees, but not including the review of this Agreement.

9.   Indemnification and Contribution.

9.1 The Issuer (sometimes referred to in this Section 9 as the "Indemnitor") agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders
(jointly and severally the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct of the Indemnitees.

9.2  If the indemnification provided for in this
Section 9 is applicable, but for any reasons held to be unavailable, the Indemnitor shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitor.

9.3  Any Indemnitee which proposes to assert
the right to be indemnified under this Section 9, promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnitee in respect of which a claim is to be made against the Indemnitor under this Section 9, will notify the Indemnitor of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify the Indemnitor of any such action, suit or proceeding shall not relieve the Indemnitor from any liability which they may have to any Indemnitee otherwise than under this
Section 9.  In case any such action, suit or
proceeding shall be brought against any
Indemnitee and it shall notify the Indemnitor of the commencement thereof, the Indemnitor shall be entitled to participate in and, to the extent that they shall wish, to assume the defense thereof, with counsel satisfactory to such Indemnitee. The Indemnitee shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the employment of counsel by such Indemnitee has been authorized by the Indemnitor, (ii) the Indemnitee shall have concluded reasonably that there may be a conflict of interest among the Indemnitor and the Indemnitee in the conduct of the defense of such action (in which case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee) or
(iii) the Indemnitor in fact shall not have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be borne by the Indemnitor.

9.4  The Indemnitor agrees to provide the
Indemnitees with copies of all registration statements pre- and post-effective amendments to such registration statements including exhibits, whether filed with the SEC prior to or subsequent to the disbursement of the Deposited Proceeds.

9.5  The provisions of this Section 9 shall
survive any termination of this Agreement, whether by disbursement of the Deposited Proceeds, resignation of the Escrow Agent or otherwise.

10.  Governing Law and Assignment.  This
Agreement shall be construed in accordance with and governed by the laws of the State of New York without giving effect to choice of law or conflict of laws rules, and shall be binding upon the Parties hereto and their respective successors and assigns;
provided, however, that any assignment or transfer by any Party of its rights under this Agreement or with respect to the Deposited Proceeds shall be void as against the Escrow Agent unless:

(a) written notice thereof shall be given to the Escrow Agent; and

(b) the Escrow Agent shall have consented in writing to such assignment or transfer.

11. Notices. All notices required to be given in connection with this Agreement shall be sent by certified mail, postage prepaid, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Post Office, and addressed, if to the Issuer, at its address set forth on the Information Sheet, and if to the Escrow Agent, Whiteman Osterman & Hanna. Notice shall be deemed complete on the earlier of actual receipt or on the fourth business day after mailing in accordance with this Section 11.

12.  Severability.  If any provision of this
Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by applicable law.

13.  Closing.  The closing shall take place
within 90 days of the Effective Date unless an additional 90 days is approved by the Company, but in no instance later than 180 days after the Effective Date.

14. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the context may require.

15. Captions. All captions are for convenience only and are without substantive effect.

16. Execution in Counterparts. This Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties herein.

17. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings
(written or oral) of the parties in connection herewith.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

THE ISSUER: Montana Acquisition Corporation

By: LESLIE M. APPLE
LESLIE M. APPLE
PRESIDENT

ESCROW AGENT: Whiteman, Osterman & Hanna

By: PHILIP H. DIXON
PHILIP H. DIXON
PARTNER

               ESCROW AGREEMENT INFORMATION SHEET

1.   The Company

Montana Acquisition Corporation
241 Morner Road
Rensselaer, New York 12144

State of incorporation or organization: Delaware

2.   Self-Underwriting

State of incorporation or organization: N/A

3.   The Securities

Description of the Securities to be offered
(e.g., shares of common stock or warrants for common stock, debentures, units consisting of shares and warrants, etc.): Shares of Common Stock.

4.   Type of Offering

Registration Statement filed on form SB-2
Offering Statement filed pursuant to Regulation C of the General Rules and Regulations under the Securities Act of 1933.

5.   Offering Amount:    $ 10,000

6.   Plan of Distribution of the Securities

Offering Period:    180 (calendar days)
Collection Period, if any: None

7    The Escrow Account

Title of the Escrow Account: Montana Acquisition
Corporation, ESCROW ACCOUNT.

8.   Escrow Account Fee

Amount due on execution of the Escrow
Agreement: $1,000.00


INDEPENDENT AUDITORS' REPORT


To the Stockholders of
Montana Acquisition Corp.
2411 Morner Road
Rensselaer, New York   12144

We have audited the accompanying balance sheet of Montana Acquisition Corporation (the
"Company"), a development stage company, as of July 18, 2000 the related statements of changes in stockholders' equity, income, and cash flows for the period June 9, 2000 (date of incorporation) through July 18, 2000. These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above represent fairly, in all material respects, the financial position of Montana Acquisition Corporation as of July
18, 2000, and the result of its operations and its cash flows for the period June 6, 2000
(date of incorporation) through July 18, 2000, in conformity with generally accepted accounting principles.

ARTHUR PLACE & COMPANY, P.C.
ARTHUR PLACE & COMPANY, P.C.

Albany, New York
August 30, 2000



September 18, 2000

Securities and Exchange Commission
Washington, D.C.

Re: Montana Acquisition Corporation

To Whom it May Concern:

We have acted as counsel for Montana Acquisition
Corporation (the "Corporation") in connection with the registration with the Securities and Exchange Commission, pursuant to Form SB-2, of Ten Thousand (10,000) shares and common stock of the Corporation (the "Shares"), at a price of $1.00 per share, for sale in the Corporation's proposed public offering (the "Offering").

All capitalized terms used in this opinion that are not otherwise defined herein shall, unless the context requires otherwise, have the meaning set forth in the Form SB-2. As used in this opinion letter, the phrase "our knowledge" means the actual knowledge (that is, the conscious awareness of facts or other information) of lawyers in our firm who have given substantive legal attention to representing the Corporation in connection with the Offering.

We have examined an executed original of the Form
SB-2 and certified copies of the proceedings of the Corporation authorizing the execution and delivery of the Form SB-2. In addition, we have examined such other documents and made such investigation and such examination of law as we have deemed necessary or appropriate for the purposes of the following opinion.

In our examination of the foregoing materials, we have assumed the authenticity and completeness of all documents submitted to us as originals, the conformity with original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies, the genuineness of all signatures (whether original or photostatic) except the signatures of persons acting in behalf of the Corporation and the correctness of public files, records, certificates and information of, or furnished by, government or regulatory agencies or authorities, except where we have specific knowledge to the contrary. This opinion letter also is governed by, and to the extent not inconsistent with any of the foregoing, shall be qualified by, and interpreted in accordance with, the Legal Opinion Accord of the American Bar
Association Section of Business Law.

For purposes of this opinion, we have relied as to factual matters solely upon representations made to us by the Corporation, our examination of public files, records, certificates and information of, or furnished by, government or regulatory agencies or authorities, our examination of records and information in our files, and our knowledge of matters relating to the Corporation. We have not made any independent investigations of the
Corporation's  factual representations.
Nothing has come to our attention, however, that causes us to doubt the accuracy of such representations.

Based upon and subject to the foregoing and to the limitations and qualifications stated below, we are of the opinion that:

1.   The Corporation is a corporation duly
incorporated and validly existing and in good standing under the laws of the State of Delaware.

2. The Corporation has full corporate powers to own its property and conduct its business, as such business is described in the prospectus.

3.   The Corporation is qualified to do
business as a foreign corporation in good standing in every jurisdiction in which the ownership of property and the conduct of business requires such qualification.

4.   The Shares are authorized but unissued.

5. The Shares being registered for sale by the Corporation, when issued and sold pursuant to this Registration Statement will be legally issued, fully paid and non-assessable and there will be no personal liability to the owners thereof.

Very truly yours,

WHITEMAN OSTERMAN & HANNA
WHITEMAN OSTERMAN & HANNA


CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration
Statement of Montana Acquisition Corporation on Form SB-2 of our Report of Independent
Auditors dated August 30, 2000 appearing in the Prospectus, which is part of this Registration
Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Arthur Place & Company, P.C.
Certified Public Accountants


By:  ARTHUR H. PLACE
ARTHUR H. PLACE
PRESIDENT


CONSENT OF COUNSEL

Whiteman Osterman & Hanna does hereby consent to the use of our opinion dated September 18, 2000 to Montana Acquisition Corporation to be used and filed in connection with the SB-2
Registration Statement and Prospectus, as filed with the Securities and Exchange
Commission.

Whiteman Osterman & Hanna

By: PHILIP H. DIXON
PHILIP H. DIXON
PARTNER